Exhibit 4.1

CHENIERE ENERGY, INC.

as Issuer

and

THE BANK OF NEW YORK MELLON

as Trustee

INDENTURE

Dated as of September 22, 2020

CHENIERE ENERGY, INC.

RECONCILIATION AND TIE BETWEEN TRUST INDENTURE ACT OF 1939

AND INDENTURE, DATED AS OF SEPTEMBER 22, 2020

Section of Trust Indenture Act of 1939	Section(s) of Indenture

Section 310 (a)(1)	7.10

(a)(2)	7.10

(a)(3)	Not Applicable

(a)(4)	Not Applicable

(a)(5)	7.10

(b)	7.08, 7.10

Section 311 (a)	7.11

(b)	7.11

(c)	Not Applicable

Section 312 (a)	2.07

(b)	11.03

(c)	11.03

Section 313 (a)	7.06

(b)	7.06

(c)	7.06

(d)	7.06

Section 314 (a)	4.03, 4.04

(b)	Not Applicable

(c)(1)	12.04

(c)(2)	12.04

i

(c)(3)	Not Applicable

(d)	Not Applicable

(e)	12.05

Section 315 (a)	7.01(b)

(b)	7.05

(c)	7.01(a)

(d)	7.01(c)

(d)(1)	7.01(c)(i)

(d)(2)	7.01(c)(ii)

(d)(3)	7.01(c)(iii)

(e)	6.11

Section 316 (a)(1)(A)	6.05

(a)(1)(B)	6.04

(a)(2)	Not Applicable

(a)(last sentence)	2.11

(b)	6.07

Section 317 (a)(1)	6.08

(a)(2)	6.09

(b)	2.06

Section 318 (a)	12.01

Note:	This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

Section 12.10	No Adverse Interpretation of Other Agreements	93
Section 12.11	Successors	93
Section 12.12	Severability	93
Section 12.13	Counterpart Originals	94
Section 12.14	Table of Contents, Headings, etc.	94

EXHIBIT INDEX

EXHIBIT A – FORM OF SUPPLEMENTAL INDENTURE

EXHIBIT B – FORM OF CERTIFICATE OF TRANSFER

EXHIBIT C – FORM OF CERTIFICATE OF EXCHANGE

EXHIBIT D – FORM OF SUPPLEMENTAL INDENTURE FOR ADDITIONAL GUARANTORS

INDENTURE, dated as of September 22, 2020, among Cheniere Energy, Inc., a Delaware corporation, as issuer (the “Issuer”), and The Bank of New York Mellon, as trustee (the “Trustee”).

The Issuer and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders (as defined herein) of Notes (as defined herein).

All things necessary to make this Indenture a valid agreement of the Issuer, in accordance with its terms, have been done.

ARTICLE I.

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

“Acceptable Rating Agency” means S&P, Fitch, Moody’s, or any other “nationally recognized statistical rating organization” registered with the SEC, including any successor to S&P, Fitch or Moody’s.

“Additional Agent” means the administrative agent and/or trustee (as applicable) or any other similar agent, representative or Person under any Secured Credit Document (other than the Credit Facilities), in each case, together with its successors and permitted assigns in such capacity.

“Additional First Lien Debt Facility” means one or more debt facilities, commercial paper facilities or indentures whose Senior Class Debt Representative has become a party to the Intercreditor Agreement in accordance therewith, in each case with banks, other lenders or trustees, providing for revolving credit loans, term loans, letters of credit, notes or other borrowings, in each case, as amended, amended and restated, supplemented or otherwise modified, refinanced or replaced from time to time; provided that neither of the Credit Facilities shall constitute an Additional First Lien Debt Facility at any time.

“Additional First Lien Documents” means, with respect to any series of Additional First Lien Obligations, the Notes, credit agreements, indentures, security documents, hedge agreements and other operative agreements evidencing or governing such Indebtedness, and each other agreement entered into for the purpose of securing any series of Additional First Lien Obligations.

“Additional First Lien Obligations” means, with respect to any Additional First Lien Debt Facility, (a) all principal of and interest (including, without limitation, any interest, fees and other amounts which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of any Obligor, whether or not allowed or allowable as a claim in any such proceeding) payable with respect to such Additional First Lien Debt Facility, (b) all other amounts payable to the related Additional First Lien Secured Parties under the related Additional First Lien Documents and (c) any renewals or extensions of the foregoing.

“Additional First Lien Secured Parties” means, with respect to any series of Additional First Lien Obligations, the holders of such Additional First Lien Obligations, the Additional Agent with respect thereto, any trustee or agent or any other similar agent or Person therefor under any related Additional First Lien Documents and the beneficiaries of each indemnification obligation undertaken by the Issuer or any Subsidiary Guarantor under any related Additional First Lien Documents.

“Additional Interest” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Additional Notes” means Notes (other than the Initial Notes and Exchange Notes) issued under this Indenture pursuant to a Supplemental Indenture in accordance with Section 2.03(d).

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under direct or indirect common control with” have correlative meanings.

“Agent” means any Registrar or Paying Agent.

“Applicable Procedures” means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Clearstream that apply to such transfer or exchange.

“Asset Sale” means:

(1) the sale, lease, conveyance or other disposition of (a) any assets or properties of CCH Holdco II (or any direct or indirect parent of CCH Holdco II that is a Subsidiary of the Issuer) or any of its Subsidiaries (including Equity Interests) and (b) Equity Interests in CCH Holdco II (or any direct or indirect parent of CCH Holdco II that is a Subsidiary of the Issuer), but excluding the sale of directors’ qualifying shares or shares required to be owned by other persons pursuant to applicable law and excluding any sale by the Issuer of the Issuer’s equity securities or incentive distribution rights; provided, however, that the sale, lease, conveyance or other disposition of all or substantially all of the properties or assets (including by merger or consolidation) of the Issuer will be governed by Section 4.08 and Section 5.01 and not by Section 4.09; and

(2) the issuance of Equity Interests by CCH Holdco II or its Subsidiaries (but for greater certainty excluding any issuance of Equity Interests by the Issuer).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1) any single transaction or series of related transactions that involves properties or assets having a Fair Market Value of less than $100 million;

(2) a transfer of properties or assets among Subsidiaries;

(3) an issuance or sale of Equity Interests by a Subsidiary of the Issuer to the Issuer or to a Subsidiary of the Issuer;;

(4) the sale or lease of products, services or accounts receivable, or other properties or assets in the ordinary course of business, including the sale or other disposition of cool-down gas, excess retainage gas and LNG or natural gas or other commercial products (and options to purchase any of the foregoing) in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete properties or assets in the ordinary course of business;

(5) the sale or other disposition of cash or Cash Equivalents, Hedging Obligations or other financial instruments in the ordinary course of business;

(6) the grant in the ordinary course of business of a non-exclusive license of patents, trade secrets, trademarks, registrations therefor, know how or other similar intellectual property;

(7) any trade or exchange by the CCH Holdco II or any Subsidiary of CCH Holdco II of properties or assets of any type for properties or assets of any type owned or held by another Person, including any disposition of Equity Interests of a Subsidiary of the CCH Holdco II in exchange for assets or properties and after which the Subsidiary whose Equity Interests have been so disposed of continues to be a Subsidiary of CCH Holdco II, provided that the Fair Market Value of the properties or assets traded or exchanged by CCH Holdco II or such Subsidiary (together with any cash or Cash Equivalents and liabilities assumed) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash or Cash Equivalents and liabilities assumed) to be received by CCH Holdco II or such Subsidiary; and provided further that any cash received must be applied in accordance with the provisions described in Section 4.09.

(8) the creation or perfection of a Lien that is not prohibited by Section 4.10, and any disposition in connection with a Permitted Lien;

(9) dispositions in compliance with any applicable court or governmental order;

(10) the settlement, release, waiver or surrender of contract, tort or other claims in the ordinary course of business;

(11) the sale of liquefaction and other services in the ordinary course of business;

(12) the sale of any LNG and related commercial products related to additional liquefaction trains developed by the Issuer;

(13) any single transaction or series of related transactions pursuant to the terms of an agreement existing on the date of this Indenture;

(14) any transaction or series of transactions permitted by Section 4.27 or Section 4.28 of the CCH Indenture;

(15) conveyance of gas interconnection or metering facilities to gas transmission companies and conveyance of electricity substations to electricity providers pursuant to CCH’s electricity purchase arrangements for operating the Project Facilities (as defined in the CCH Indenture); and

(16) sale, lease, conveyance or other disposition of any assets or rights pursuant to Sharing Arrangements (as defined in the CCH Indenture) permitted by Section 4.28 of the CCH Indenture.

“Asset Sale Triggering Event” means the occurrence of both an Asset Sale and a Rating Decline.

“Attributable Indebtedness” when used with respect to any Sale-Leaseback Transaction, means, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items that do not constitute payments for property rights) during the remaining term of the lease included in such Sale-Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease that is terminable by the lessee upon the payment of a penalty or other termination payment, such amount shall be the lesser of the amount determined assuming termination upon the first date such lease may be terminated (in which case the amount shall also include the amount of the penalty or termination payment, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the amount determined assuming no such termination.

“Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under Bankruptcy Law.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managers or members thereof or any board or committee serving a similar management function; and

(4) with respect to any other Person, the individual, board or committee of such Person serving a management function similar to those described in clauses (1), (2) or (3) of this definition.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) to have been duly adopted by the Board of Directors of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Broker-Dealer” has the meaning set forth in the applicable Registration Rights Agreement.

“Business Day” means any day that is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, regardless of whether such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1) Dollars;

(2) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government (provided that the full faith and credit of the United States is pledged in support of those securities) having maturities of not more than one year from the date of acquisition;

(3) marketable general obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition thereof, having a credit rating of “A” or better from either S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating from any other Acceptable Rating Agency);

(4) certificates of deposit, demand deposit accounts and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500,000,000 and a Thomson Bank Watch Rating of “B” or better;

(5) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper or tax exempt obligations having one of the two highest ratings obtainable from Moody’s or S&P (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Acceptable Rating Agency) and, in each case, maturing within one year after the date of acquisition; and

(7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition or a money market fund or a qualified investment fund (including any such fund for which the Trustee or any Affiliate thereof acts as an advisor or a manager) given one of the two highest long-term ratings available from S&P or Moody’s (or, if any of such entities cease to provide such ratings, the equivalent rating categories from any other Acceptable Rating Agency).

“CCH” means Cheniere Corpus Christi Holdings, LLC.

“CCH Holdco II” means Cheniere CCH Holdco II, LLC.

“CCH Indenture” means that certain indenture, dated as of May 18, 2016, as amended and in effect as of the Issue Date, among CCH, each of Corpus Christi Liquefaction, LLC, a Delaware limited liability company, Cheniere Corpus Christi Pipeline, L.P., a Delaware limited partnership and Corpus Christi Pipeline GP, LLC, a Delaware limited liability company, as guarantors, and The Bank of New York Mellon, as trustee.

“CEI” means Cheniere Energy, Inc.

“Change of Control” means the occurrence of any of the following:

(1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” of related persons (as such terms are used in Section 13(d)(3) of the Exchange Act), becomes the beneficial owner (as such term is defined in Rules 13d-3 and Rule 13d-5 under the Exchange Act, except that such person or group shall be deemed to have “beneficial ownership” of all shares that any such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the voting power of the Voting Stock of the Issuer (or its respective successors by merger, consolidation or purchase of all or substantially all of its assets);

(2) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Issuer and its Subsidiaries taken as a whole to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act); or

(3) the adoption of a plan relating to the liquidation or dissolution of the Issuer;

provided, however, that a transaction in which the Issuer becomes a Subsidiary of another Person (other than a Person that is an individual) shall not constitute a Change of Control if (a) the shareholders of the Issuer immediately prior to such transaction “beneficially own” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly through one or more intermediaries, at least a majority of the voting power of the outstanding Voting Stock of the Issuer immediately following the consummation of such transaction and (b) immediately following the consummation of such transaction, no “person” (as such term is defined above), other than such other Person (but including the holders of the Equity Interests of such other Person), “beneficially owns” (as such term is defined above), directly or indirectly through one or more intermediaries, more than 50% of the voting power of the outstanding Voting Stock of the Issuer; provided, further, that a Change of Control shall be deemed to exclude transactions where (i) the Issuer is the surviving entity as a result of a corporate reorganization and combination of CQP or CQH into the Issuer, (ii) CQP is the surviving entity as a result of a corporate reorganization and combination of the Issuer into CQP where, on a pro forma basis, the equity holders of the Issuer and CQP (prior to such reorganization or combination) collectively retain greater than 50% control of the voting power of the Voting Stock of (A) the general partner if CQP is a limited partnership, (B) the managing member if CQP is a member-managed limited liability company or (C) CQP if CQP is a corporation or a manager-managed limited liability company or (iii) CQH is the surviving entity as a result of a corporate reorganization and combination of the Issuer into CQH where, on a pro forma basis, the equity holders of the Issuer and CQH (prior to such reorganization or combination) collectively retain greater than 50% control of the voting power of the Voting Stock of (A) the general partner if CQH is a limited partnership, (B) the managing member if CQH is a member-managed limited liability company or (C) CQH if CQH is a corporation or a manager-managed limited liability company.

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Decline.

“Clearstream” means Clearstream Banking, S.A.

“Code” means the Internal Revenue Code of 1986, as amended, together with all rules and regulations promulgated with respect thereto.

“Collateral” has the meaning set forth in the Pledge and Security Agreement (subject to the Excluded Assets (as defined in the Pledge and Security Agreement)), provided that such definition shall survive any termination of the Pledge and Security Agreement.

“Collateral Agency Agreement” means the Amended and Restated Collateral Agency Appointment Agreement, dated as of June 18, 2020, by and among the Issuer, the Collateral Agent, and the other secured debt representatives party thereto, as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time.

“Collateral Agent” means Société Générale, as collateral agent under the Collateral Agency Agreement and its successors and permitted assigns thereunder.

“Collateral Documents” means:

(1) the Pledge and Security Agreement;

(2) the Collateral Agency Agreement;

(3) the Intercreditor Agreement; and

(4) each of the security agreements, uncertificated security control agreements, financing statements, deposit account control agreements and other instruments executed and delivered by the Issuer pursuant to the Credit Facilities, this Indenture or any other Additional First Lien Documents for purposes of providing collateral security or credit support for any First Lien Obligation;

as the same may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time.

“Corporate Trust Office” means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of the execution of this instrument is located at 500 Ross Street, 12th Floor, Pittsburgh, PA 15262, Attention: Corporate Trust Administration – Corporate Finance Unit, except that with respect to presentation of Notes for payment or for registration of transfer or exchange, such term shall mean the office or agency of the Trustee at which at any particular time its corporate agency business shall be conducted, which office at the date of this instrument is located at 240 Greenwich Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit, or, in the case of any of such offices or agency, or such other address as the Trustee may designate from time to time by notice to the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Issuer).

“CQH” means Cheniere Energy Partners LP Holdings, LLC.

“CQP” means Cheniere Energy Partners, L.P.

“Credit Agreement” means, that certain Amended and Restated Revolving Credit Agreement, dated as of December 13, 2018, by and among CEI, the lenders party thereto from time to time and Société Générale, as administrative agent, as it may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Credit Facilities” means the Credit Agreement and the Term Loan Credit Agreement.

“Credit Facilities Obligations” means, as applicable the “Obligations” as defined in the Credit Agreement and the Term Loan Credit Agreement.

“Credit Facilities Secured Parties” means with respect to the Credit Agreement, the holders of the “Obligations” as defined in the Credit Agreement, the administrative agent under the Credit Agreement, any other agent or similar Person therefor under the Credit Agreement and the beneficiaries of each indemnification obligation undertaken by CEI under the Credit Agreement, and, with respect to the Term Loan Credit Agreement, the holders of the “Obligations” as defined in the Term Loan Credit Agreement, the administrative agent under the Term Loan Credit Agreement, any other agent or similar Person therefor under the Term Loan Credit Agreement and the beneficiaries of each indemnification obligation undertaken by CEI under the Term Loan Credit Agreement.

“Custodian” means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Definitive Note” means a certificated Note (bearing the Restricted Definitive Note Legend if the transfer of such Note is restricted by applicable law) registered in the name of the Holder thereof, issued in accordance with Section 2.08, that does not include the Global Note Legend and shall not have the “Schedule of Increases and Decreases in Global Note” attached thereto.

“Depositary” means with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.05 hereof as the initial Depositary with respect to the Notes of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Disqualified Equity” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Equity Interest), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Equity Interest, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature (other than pursuant to a change of control or asset sale prepayment offer provision).

“Dollars” and “$” means lawful money of the United States.

“DTC” means The Depository Trust Company.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private issuance and sale of Equity Interests (other than Disqualified Equity) made for cash on a primary basis by the Issuer after the date of this Indenture. Notwithstanding the foregoing, the term “Equity Offering” shall not include:

(1) any issuance and sale with respect to common stock registered on Form S-4, Form F-4 or Form S-8; or

(2) any issuance and sale to any Subsidiary of the Issuer.

“Euroclear” means Euroclear Bank S.A./N.V.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Exchange Notes” means the Notes issued in an Exchange Offer pursuant to Section 2.08(f).

“Exchange Offer” means (i) the Registered Exchange Offer or (ii) the Private Exchange.

“Exchange Offer Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Fair Market Value” means, with respect to any asset, the price (after taking into account any liabilities relating to such assets) that would be negotiated in an arm’s-length transaction for cash between a willing seller and a willing and able buyer, neither of which is under any compulsion to complete the transaction.

“First Lien Obligations” means, collectively, the Credit Facilities Obligations, the Note Obligations (during the Security Requirement Period), and any Additional First Lien Obligations.

“First Lien Secured Parties” means the Collateral Agent, the Holders (during the Security Requirement Period), the Credit Facilities Secured Parties, and the Additional First Lien Secured Parties with respect to each series of Additional First Lien Obligations.

“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.

“GAAP” means generally accepted accounting principles in the United States, applied on a consistent basis and set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, the opinions and pronouncements of the Public Company Accounting Oversight Board and in the statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

“Global Note Legend” means a legend required or permitted by Section 2.08(g)(2).

“Global Notes” means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes issued as a Global Note, deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in accordance with Section 2.01 and Section 2.08.

“Government Obligations” means, with respect to a series of Notes, direct obligations of the government that issues the currency in which the Notes of the series are payable for the payment of which the full faith and credit of such government is pledged, or obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government.

“Guarantee” means the guarantee of the Issuer’s obligations under the Notes by a Subsidiary Guarantor as provided in Article X.

“Hedging Contract” means (1) any agreement providing for options, swaps, floors, caps, collars, forward sales or forward purchases involving interest rates, commodities or commodity prices, equities, currencies, bonds, or indexes based on any of the foregoing, (2) any option, futures or forward contract traded on an exchange, and (3) any other derivative agreement or other similar agreement or arrangement.

“Hedging Obligations” of any Person means the obligations of such Person under any Hedging Contract.

“Holder” means a Person in whose name a Note is registered, as evidenced by the records of the Registrar.

“IAI Global Note” means a Global Note issued in accordance with 2.03(c)(1)(B) hereof.

“Indebtedness” means, with respect to any Person, any obligation created or assumed by such Person for the repayment of borrowed money or any guarantee thereof, if and to the extent such obligation would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Notes established as contemplated by Section 2.01.

“Indirect Participant” means a Person who holds a beneficial interest in a Global Note through a Participant.

“Initial Notes” means $2.0 billion aggregate principal amount of 4.625% Senior Secured Notes due 2028 issued under a Supplemental Indenture on the date hereof.

“Intercreditor Agreement” means the Intercreditor Agreement, dated as of June 18, 2020 among Société Générale as administrative agent for the secured parties under the Credit Agreement, Société Générale as administrative agent for the secured parties under the Term Loan Credit Agreement, Société Générale as Collateral and Intercreditor Agent for the First Lien Secured Parties, and the other Senior Class Debt Representatives referred to therein, as may be further amended, amended and restated, supplemented or otherwise modified from time to time.

“Intercreditor and Collateral Agent” means Société Générale, as intercreditor and collateral agent under the Intercreditor Agreement and its successors and permitted assigns thereunder.

“Interest” means, (i) with respect to an Original Issue Discount Note that by its terms bears interest only after Maturity, interest payable after Maturity and (ii) with respect to the Note means interest with respect thereto and Additional Interest, if any.

“Interest Payment Date”, when used with respect to Notes of a series, shall have the meaning assigned to such series, as contemplated by Section 2.01.

“Investment Grade Triggering Event” means the earliest time at which the Issuer has one or more ratings equal to or greater than (x) Baa3 by Moody’s, (y) BBB- by S&P and (z) BBB- by Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission).

“Issue Date” means, with respect to Notes of a series, the date on which the Notes of such series are originally issued under this Indenture.

“Issuer” means the Person named as the “Issuer” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Issuer” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Issuer” shall also mean each other obligor (if any), other than a Subsidiary Guarantor, on the Notes of a series.

“Issuer Order” and “Issuer Request” mean, respectively, a written order or request signed in the name of the Issuer by two Officers of the Issuer and delivered to the Trustee.

“Joinder Document” means (a) a supplement to the Intercreditor Agreement required to be delivered by an Additional Agent to the Intercreditor and Collateral Agent pursuant to the Intercreditor Agreement and (b) a supplement to the Collateral Agency Agreement required to be delivered by an Additional Agent to the Collateral Agent pursuant to the Collateral Agency Agreement, in each case, in order to establish an additional series of Additional First Lien Obligations and become Additional First Lien Secured Parties under the Intercreditor Agreement.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

“Letter of Transmittal” means the letter of transmittal to be prepared by the Issuer and sent to all Holders for use by such Holders in connection with an Exchange Offer.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, hypothecation, charge, security interest or similar encumbrance in, on, or of such asset, regardless of whether filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“LNG” means natural gas in a liquid state at or below its boiling point at a pressure of approximately one atmosphere.

“Material Indebtedness” means Indebtedness of the Issuer for borrowed money in the outstanding aggregate principal amount of $100 million or more.

“Maturity” means, with respect to Notes of a series, the date on which the principal of such series or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by the Issuer in respect of any Asset Sale (including any cash and Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of:

(1) the direct costs relating to such Asset Sale, including legal, accounting, investment banking and brokerage fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale;

(2) taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements;

(3) in the case of any Asset Sale by a Subsidiary, payments to holders of Equity Interests in such Subsidiary in such capacity (other than such Equity Interests held by the Issuer or any Subsidiary) to the extent that such payment is required to permit the distribution of such proceeds to the Issuer or any Subsidiary;

(4) amounts required to be applied to the repayment of Indebtedness, other than revolving credit Indebtedness except to the extent resulting in a permanent reduction in availability of such Indebtedness under a credit facility, secured by a Lien on the properties or assets that were the subject of such Asset Sale and all distributions and payments required to be made to minority interest holders in Subsidiaries as a result of such Asset Sale; and

(5) any amounts to be set aside in any reserve established in accordance with GAAP or any amount placed in escrow, in either case for adjustment in respect of the sale price of such properties or assets or for liabilities associated with such Asset Sale and retained by the Issuer or any of its Subsidiaries until such time as such reserve is reversed or such escrow arrangement is terminated, in which case Net Proceeds shall include only the amount of the reserve so reversed or the amount returned to the Issuer or its Subsidiaries from such escrow arrangement, as the case may be;

provided that, for purposes of this definition, the following will be deemed to be cash or Cash Equivalents:

(1) any liabilities, as shown on the Issuer’s or any Subsidiary’s most recent consolidated balance sheet or in the footnotes thereto (or as would be shown on the Issuer’s or any Subsidiary’s consolidated balance sheet as of the date of such Asset Sale) of the Issuer or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated in right of payment to the Notes), that are (i) assumed by the transferee of any such assets pursuant to a written novation agreement or other similar agreement that releases the Issuer or any Subsidiary from further liability with respect thereto or (ii) otherwise cancelled or terminated in connection with the transaction with such transferee (other than intercompany debt owed to the Issuer or any Subsidiary); and

(2) any securities, notes or other obligations or assets received by the Issuer or any Subsidiary from such transferee or in connection with such Asset Sale that are converted by the Issuer or such Subsidiary into cash within 90 days of their receipt to the extent of the cash received in that conversion.

“Net Tangible Assets” means, at any date of determination, the total amount of consolidated assets of the Issuer and its Subsidiaries (including, without limitation, any assets consisting of equity securities or equity interests in any other entity) after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed, and (B) current maturities of long-term debt); and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets;

all as prepared in accordance with GAAP and set forth, or on a pro forma basis would be set forth, on a consolidated balance sheet of the Issuer and its Subsidiaries for the Issuer’s most recently completed fiscal quarter for which financial statements are available.

“Note Documents” means this Indenture, the Notes and the Collateral Documents.

“Note Obligations” means all principal, interest, premium, penalties, fees, indemnifications, reimbursements, costs, expenses, damages and other liabilities, and guarantees of payment of such principal, interest, premium, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the Note Documents.

“Notes” has the meaning given in the applicable Supplemental Indenture or, where the context requires, the Notes of each applicable series. Unless the context otherwise requires, Notes includes the Initial Notes, the Exchange Notes and any Additional Notes.

“Obligor” means the Issuer and any other Person who is liable for any of the First Lien Obligations.

“Officer” means the Chairman of the Board, the President, any Vice Chairman of the Board, any Senior Vice President, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officer’s Certificate” means a certificate signed by an Officer of a Person and delivered to the Trustee.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. Such counsel may be an employee of or counsel to the Issuer, a Subsidiary Guarantor or the Trustee.

“Original Issue Discount Note” means any series of Notes that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Participant” means, with respect to the Depositary, Euroclear or Clearstream, a Person who has an account with the Depositary, Euroclear or Clearstream, respectively (and, with respect to DTC, shall include Euroclear and Clearstream).

“Permitted Liens” means at any time:

(1) any Lien existing on any property prior to the acquisition thereof by the Issuer or any Subsidiary Guarantor or existing on any property of any Person that becomes a Subsidiary Guarantor after the Issue Date prior to the time such Person becomes a Subsidiary Guarantor; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary Guarantor, as the case may be, (ii) such Lien shall not apply to any other property of the Issuer or any Subsidiary Guarantor and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary Guarantor, as the case may be;

(2) any Lien on any real or personal tangible property securing Purchase Money Indebtedness incurred by the Issuer or any Subsidiary Guarantor;

(3) any Lien securing Indebtedness incurred in connection with the extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements), in whole or in part, of Indebtedness secured by Liens referred to in clauses (1) or (2) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement Lien shall be limited to the property or assets (including replacements or proceeds thereof) covered by the Lien extended, renewed, refinanced, refunded or replaced and that the Indebtedness secured by any such extension, renewal, refinancing, refunding or replacement Lien shall be in an amount not greater than the amount of the obligations secured by the Lien extended, renewed, refinanced, refunded or replaced and any expenses of the Issuer or the Subsidiary Guarantors (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(4) any Lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of the Issuer or any Subsidiary Guarantor;

(5) during the Security Requirement Period, Liens securing Term Loan Obligations;

(6) Liens securing Hedging Obligations not entered into for speculative purposes and letters of credit entered into in the ordinary course of business;

(7) banker’s liens, rights of setoff and other similar Liens that are customary in the banking industry and existing solely with respect to cash and other amounts on deposit in one or more accounts (including securities and cash management arrangements) maintained by the Issuer or its Subsidiaries;

(8) Liens for taxes not delinquent or being contested in good faith and by appropriate proceedings in relation to which appropriate reserves are maintained and Liens for customs duties that have been deferred in accordance with the laws of any applicable jurisdiction;

(9) Liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and Liens which secure a judgment or other court-ordered award or settlement as to which the Issuer or the applicable Subsidiary has not exhausted its appellate rights; and

(10) Liens securing Note Obligations and any other series of notes issued under this Indenture.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof or any other entity.

“Place of Payment” means, with respect to the Notes of any series, the place or places where the principal and interest on the Notes of that series are payable as specified in accordance with Section 2.14 subject to the provisions of Section 4.02.

“Pledge and Security Agreement” means the Amended and Restated Pledge and Security Agreement, dated as of June 18, 2020, among the Issuer and the Collateral Agent, as it may be amended, amended and restated, supplemented or otherwise modified or replaced from time to time.

“principal” of a series of Notes means the principal of the series of Notes plus, when appropriate, the premium, if any, on the series of Notes.

“Principal Property” means any building, structure or other facility (together with the land on which it is erected and fixtures comprising a part thereof) owned by the Issuer or any Subsidiary Guarantor and used primarily for manufacturing, processing, research, warehousing or distribution, in each case located within the United States, that has a book value on the date of which the determination is being made, without deduction of any depreciation reserves, exceeding 2% of Net Tangible Assets, other than any such facility (or portion thereof) that the Issuer reasonably determines is not material to the business of the Issuer and its Subsidiaries, taken as a whole.

“Private Exchange” has the meaning set forth in the Registration Rights Agreement.

“Private Placement Legend” means the legend set forth in Section 2.08(g)(1).

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person, that is incurred to finance the acquisition, construction, installation or improvement of any real or personal tangible property (including Capital Stock but only to the extent of the tangible assets in such Subsidiary being acquired) used or useful in the business of such Person and its Subsidiaries and that is incurred concurrently with, or within one year following, such acquisition, construction, installation or improvement.

“QIB” means a “qualified institutional buyer” as defined in Rule 144A.

“Rating Decline” means, with respect to any Change of Control or Asset Sale, the occurrence of:

(1) during the occurrence and continuance of any period in which the Issuer has two or more (or, if only one of the following ratings agencies is at the applicable time providing a rating for the Issuer, one) ratings equal to or greater than (x) Baa3 by Moody’s, (y) BBB- by S&P and (z) BBB- by Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission) (such period, an “Investment Grade Period”), a ratings downgrade which results in the Issuer no longer having two (or, if only one of the preceding ratings agencies is at the time providing a rating for the Issuer, one) such ratings of at least BBB- or Baa3, as applicable, or

(2) during any period which is not an Investment Grade Period, a ratings downgrade of the Issuer by any two (or, if only one of the following ratings agencies is at the time providing a rating for the Issuer, one) of (x) Moody’s, (y) S&P and (z) Fitch (or, if all of such entities cease to provide such ratings, the equivalent rating from any other “nationally recognized statistical rating organization” registered with the U.S. Securities and Exchange Commission);

provided, however, that in each case such decrease occurs on, or within 90 days after the earlier of (a) such Change of Control or Asset Sale, as applicable, (b) the date of public notice of the occurrence of such Change of Control or Asset Sale, as applicable or (c) public notice of the intention by the Issuer to effect such Change of Control or Asset Sale, as applicable (which period shall be extended so long as the rating of the Issuer is under publicly announced consideration for downgrade by any two of Moody’s, S&P or Fitch); and provided further that a Rating Decline otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control or Asset Sale, as applicable (and thus will be disregarded in determining whether a Rating Decline has occurred for purposes of the definition of Change of Control Triggering Event or Asset Sale Triggering Event), if the Acceptable Rating Agencies making the reduction in rating do not announce or publicly confirm or inform the Trustee in writing at the Issuer’s or the Trustee’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control or Asset Sale, as applicable (whether or not the applicable Change of Control or Asset Sale, as applicable, has occurred at the time of the Rating Decline).

“Redemption Date” means, with respect to any series of Notes to be redeemed, the date fixed for such redemption by or pursuant to the applicable Supplemental Indenture.

“Redemption Price” means, with respect to any series of Notes to be redeemed, the price at which it is to be redeemed pursuant to the applicable Supplemental Indenture.

“Registered Exchange Offer” has the meaning set forth in the Registration Rights Agreement.

“Registration Rights Agreement” means that certain Registration Rights Agreement dated as of September 22, 2020 relating to the Initial Notes by and between the Issuer and the initial purchasers set forth therein, as such agreement may be amended from time to time and, with respect to any other series of Notes issued pursuant to Section 2.01 hereof, one or more Registration Rights Agreements among the Issuer and the other parties thereto, as such agreement(s) may be amended, modified or supplemented from time to time, relating to rights given by the Issuer to the purchasers of Notes of such other series to register such Notes of other series under the Securities Act.

“Regulation S” means Regulation S promulgated under the Securities Act.

“Regulation S Global Note” means a Regulation S Temporary Global Note or Regulation S Permanent Global Note, as appropriate.

“Regulation S Permanent Global Note” means a permanent Global Note issued in accordance with the second paragraph of Section 2.03(c).

“Regulation S Temporary Global Note” means a temporary Global Note issued in accordance with the first paragraph of Section 2.03(c).

“Responsible Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Division – Corporate Finance Unit (or any successor division or unit) of the Trustee located at the Corporate Trust Office of the Trustee, who shall have direct responsibility for the administration of this Indenture, and for the purposes of Section 7.01(c)(2) and the second sentence of Section 7.05 shall also include any other officer of the Trustee to whom any corporate trust matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Restricted Definitive Note” means a Definitive Note bearing the Private Placement Legend.

“Restricted Global Note” means a Global Note bearing the Private Placement Legend.

“Restricted Period” means, with respect to any series of Notes, the 40-day distribution compliance period as defined in Regulation S.

“Rule 144A” means Rule 144A promulgated under the Securities Act.

“Rule 144A Global Notes” means a Global Note issued in accordance with Section 2.03(c)(1)(A).

“Rule 903” means Rule 903 promulgated under the Securities Act.

“Rule 904” means Rule 904 promulgated under the Securities Act.

“S&P” means Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor to the rating agency business thereof.

“SEC” means the United States Securities and Exchange Commission and any successor agency thereto.

“Secured Credit Documents” means the Credit Agreement and each other Financing Document (as defined in the Credit Agreement), the Term Loan Credit Agreement and each other Financing Document (as defined in the Term Loan Credit Agreement) and each Additional First Lien Document.

“Senior Class Debt Representative” means, with respect to the Credit Facilities Obligations, the administrative agent under the Credit Agreement or the administrative agent under the Term Loan Credit Agreement, as applicable, with respect to this Indenture, the Trustee, and with respect to any Additional First Lien Debt Facility, the Additional Agent representing such Additional First Lien Debt Facility pursuant to the Additional First Lien Documents applicable to such Additional First Lien Debt Facility that becomes a party to the Intercreditor Agreement.

“Shelf Registration Statement” means the Shelf Registration Statement as defined in the Registration Rights Agreement.

“Stated Maturity” means, when used with respect to any series of Notes or any installment of principal thereof or interest thereon, the date specified as the fixed date on which the principal of such Note or such installment of principal or interest is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Issuer or a Subsidiary Guarantor that is contractually subordinated in right of payment, in any respect (by its terms or the terms of any document or instrument relating thereto), to the Notes or the Guarantee of such Subsidiary Guarantor, as applicable.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement that effectively transfers voting power) to vote in the election of directors, managers or Trustees of the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

Unless the context otherwise requires, as used herein, “Subsidiary” shall mean a Subsidiary of the Issuer.

“Subsidiary Guarantor” means any future Subsidiary of the Issuer (excluding, for the avoidance of doubt, Sabine Pass Liquefaction, LLC) that provides a Guarantee with respect to the Notes pursuant to the terms of this Indenture, but only so long as such entity is a guarantor with respect to the Notes on the terms provided for in this Indenture.

“Supplemental Indenture” means any indenture supplemental to this Indenture, which, in the case of a supplemental indenture creating a new series of Notes, shall be substantially in the form set forth in Exhibit A hereto.

“Term Loan Credit Agreement” means that certain Credit Agreement, dated June 18, 2020, by and among CEI, the lenders party thereto from time to time, and Société Générale as administrative agent, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Term Loan Obligations” means, all the “Obligations” as defined in the Term Loan Credit Agreement, including (a) (i) obligations of CEI from time to time arising under or in respect of the due and punctual payment of (x) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans made under the Term Loan Credit Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (y) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of CEI under the Term Loan Credit Agreement, and (ii) the due and punctual performance of all covenants, agreements, obligations and liabilities of CEI pursuant to the Term Loan Credit Agreement.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Notes of any series means the Trustee with respect to Notes of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“Unrestricted Definitive Note” means a Definitive Note that does not bear and is not required to bear the Private Placement Legend.

“Unrestricted Global Note” means a Global Note that does not bear and is not required to bear the Private Placement Legend.

“U.S. Person” means a U.S. Person as defined in Rule 902(k) promulgated under the Securities Act.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 Other Definitions.

Term	Defined in Section
“Affiliate Transaction”	4.12

“Asset Sale Payment”	4.09

“Asset Sale Payment Date”	4.09

“Authentication Order”	2.04

“Bankruptcy Custodian”	6.01

“Change of Control Offer”	4.08

“Change of Control Payment”	4.08

“Change of Control Payment Date”	4.08

“covenant defeasance”	8.01

“Event of Default”	6.01

“Excess Proceeds”	4.09

“Exchange Rate”	2.11

“Funding Guarantor”	10.05

“Judgment Currency”	6.10

“legal defeasance”	8.01

“Pari Passu Debt”	4.09

“Paying Agent”	2.05

“Payment Default”	6.01

“Registrar”	2.05

“Required Currency”	6.10

“Sale-Leaseback Transaction”	4.11

“Successor Company”	5.01

“Successor Person”	5.03

Section 1.03 Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if this Indenture is not qualified under the TIA at that time, as if it were so qualified unless otherwise provided). The following TIA terms used in this Indenture have the following meanings:

“indenture trustee” or “institutional trustee” means the Trustee.

“Institutional Accredited Investor” means an institution that is an “accredited investor” as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who is not also a QIB.

“obligor” on the Notes means the Issuer, any Subsidiary Guarantor or any other obligor on the Notes.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

Section 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c) “or” is not exclusive;

(d) words in the singular include the plural, and in the plural include the singular;

(e) provisions apply to successive events and transactions;

(f) all references in this instrument to Articles, Sections and Exhibits are references to the corresponding Articles, Sections and Exhibits in and of this instrument.

(g) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(h) the words “including,” “includes” and “include” shall be deemed to be followed by the words “without limitation”.

ARTICLE II.

THE NOTES

Section 2.01 Amount Unlimited; Issuable in Series. The aggregate principal amount of Notes that may be authenticated and delivered under this Indenture is unlimited. The Notes may be issued in one or more series. There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officer’s Certificate of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) or in an Issuer Order, or established in one or more Supplemental Indentures, prior to the issuance of Notes of any series:

(a) the title of the Notes of the series (which shall distinguish the Notes of the series from the Notes of all other series);

(b) if there is to be a limit, the limit upon the aggregate principal amount of the Notes of the series that may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of the series pursuant to Section 2.08, 2.09, 2.12, 3.07 or 9.05 and except for any Notes which, pursuant to Section 2.04 or 2.08, are deemed never to have been authenticated and delivered hereunder); provided that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Notes of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(c) whether any Notes of the series are to be issuable initially in temporary global form and whether any Notes of the series are to be issuable in permanent global form, as Global Notes or otherwise, and, if so, whether beneficial owners of interests in any such Global Note may exchange such interests for Notes of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.08, and the initial Depositary and Custodian, if any, for any Global Note or Notes of such series;

(d) the manner in which any interest payable on a temporary Global Note on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(e) the date or dates on which the principal of the Notes of the series is payable or the method of determination thereof;

(f) the rate or rates, or the method of determination thereof, at which the Notes of the series shall bear interest, if any, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Notes on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Notes of the series shall be payable;

(g) the Place of Payment;

(h) the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Notes of the series may be redeemed, in whole or in part, at the option of the Issuer, if the Issuer is to have that option, and the manner in which the Issuer must exercise any such option, if different from those set forth herein;

(i) whether Notes of the series are entitled to the benefits of any Guarantee of any Subsidiary Guarantor pursuant to this Indenture;

(j) the obligation, if any, of the Issuer to redeem, purchase or repay Notes of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Notes of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(k) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denomination in which any Notes of that series shall be issuable;

(l) if other than Dollars, the currency or currencies (including composite currencies) or the form, including equity securities, other debt securities (including Notes), warrants or any other securities or property of the Issuer, any Subsidiary Guarantor or any other Person, in which payment of the principal of and interest on the Notes of the series shall be payable;

(m) if the principal of or interest on the Notes of the series are to be payable, at the election of the Issuer or a Holder thereof, in a currency or currencies (including composite currencies) other than that in which the Notes are stated to be payable, the currency or currencies (including composite currencies) in which payment of the principal of and interest on the Notes of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

(n) if the amount of payments of principal of and interest on the Notes of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(o) if other than the entire principal amount thereof, the portion of the principal amount of Notes of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(p) any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Notes of the series and the related Guarantees pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(q) any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Issuer or any Subsidiary Guarantor set forth in Article IV pertaining to the Notes of the series;

(r) any restrictions or other provisions with respect to the transfer or exchange of Notes of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(s) if the Notes of the series are to be convertible into or exchangeable for capital stock, other debt securities (including Notes), warrants, other equity securities or any other securities or property of the Issuer, any Subsidiary Guarantor or any other Person, at the option of the Issuer or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(t) whether the Notes of the series are issued pursuant to Rule 144A; and

(u) any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Notes of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officer’s Certificate or Issuer Order referred to above or in any such indenture supplemental hereto. If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officer’s Certificate or certified by the Secretary or an Assistant Secretary of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or Issuer Order setting forth the terms of the series.

Section 2.02 Denominations. The Notes of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01. In the absence of any such provisions with respect to the Notes of any series, the Notes of such series denominated in Dollars shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03 Forms.

(a) General. The terms and provisions contained in the Notes will constitute, and are hereby expressly made, a part of this Indenture and the Issuer and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any series of Notes conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

(b) Global Notes. Except as otherwise provided in this Section 2.03, Notes issued in global form (and the Trustee’s certificate of authentication of such Notes) will be substantially in the form of Exhibit A-1 or Exhibit A-2 to each Supplemental Indenture (including the Global Note Legend thereon and the “Schedule of Increases and Decreases in Global Note” attached thereto). Each such Note will be dated the date of its authentication. Except as otherwise provided in this Section 2.03, Notes issued in definitive form will be substantially in the form of Exhibit A-1 to the Supplemental Indenture (but without the Global Note Legend thereon and without the “Schedule of Increases and Decreases in Global Note” attached thereto) in an aggregate denomination equal to the aggregate initial principal amount of such Notes. Each Global Note will represent such of the outstanding Notes as will be specified therein and each shall provide that it represents the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby will be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.08.

(c) Temporary Global Notes. Notes offered and sold in reliance on Regulation S will be issued in a denomination equal to the outstanding principal amount of such Notes initially in the form of Exhibit A-2 to the Supplemental Indenture. Such Notes will be deposited on behalf of the purchasers of the Notes represented thereby with or on behalf of, and registered in the name of, the Depositary or the nominee of the Depositary for the accounts of designated agents holding on behalf of Euroclear or Clearstream, duly executed by the Issuer and authenticated by the Trustee as hereinafter provided. The Restricted Period will be terminated upon the receipt by the Trustee of:

(1) a written certificate from the Depositary, together with copies of certificates from Euroclear and Clearstream certifying that they have received certification of non-United States beneficial ownership of 100% of the aggregate principal amount of the Regulation S Temporary Global Note (except to the extent of any beneficial owners thereof who acquired an interest therein during the Restricted Period pursuant to another exemption from registration under the Securities Act and who will take delivery of a beneficial ownership interest in (A) a Global Note substantially in the form of Exhibit A-1 to the Supplemental Indenture, bearing the Global Note Legend and the Private Placement Legend, deposited with or on behalf of, and registered in the name of, the Depositary or its nominee, and issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A or (B) a Global Note bearing the Global Note Legend and the Private Placement Legend, deposited with or on behalf of, and registered in the name of, the Depositary or the nominee of the Depositary, and issued in a denomination equal to the outstanding principal amount of Notes sold to Institutional Accredited Investors), all as contemplated by Section 2.08(b) hereof; and

(2) an Officer’s Certificate from the Issuer.

Following the termination of the Restricted Period with respect to any Notes, beneficial interests in the Regulation S Temporary Global Note will be exchanged, pursuant to the Applicable Procedures, for beneficial interests in a permanent Global Note, which will be in the form of Exhibit A-1 to the Supplemental Indenture bearing the Global Note Legend and the Private Placement Legend, deposited with or on behalf of, and registered in the name of, the Depositary or the nominee of the Depositary, and issued in a denomination equal to the outstanding principal amount of the Regulation S Temporary Global Note upon expiration of the Restricted Period. Simultaneously with the authentication of the Regulation S Permanent Global Note, the Trustee will cancel the Regulation S Temporary Global Note. The aggregate principal amount of the Regulation S Temporary Global Note and the Regulation S Permanent Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee, as the case may be, in connection with transfers of interest as hereinafter provided.

(3) Euroclear and Clearstream Procedures Applicable. The provisions of the “Operating Procedures of the Euroclear System” and “Terms and Conditions Governing Use of Euroclear” and the “General Terms and Conditions of Clearstream Banking” and “Customer Handbook” of Clearstream will be applicable to transfers of beneficial interests in the Regulation S Temporary Global Note and the Regulation S Permanent Global Note that are held by Participants through Euroclear or Clearstream.

(d) Additional Notes. Subject to compliance with the provisions of this Indenture, the Issuer may from time to time after the Issue Date issue Additional Notes.

(e) Exchange Notes. Any Exchange Notes shall be in the same form as the Notes of the applicable series, except as otherwise provided in Section 2.08(f), and Exchange Notes issued in the Registered Exchange Offer shall be Unrestricted Global Notes or Unrestricted Definitive Notes.

Section 2.04 Execution, Authentication, Delivery and Dating. At least one Officer of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) shall sign the Notes on behalf of the Issuer by manual, facsimile or pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) signature.

If an Officer of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) whose signature is on a Note no longer holds that office at the time the Note is authenticated, the Note shall be valid nevertheless.

A Note shall not be entitled to any benefit under this Indenture or the related Guarantees or be valid or obligatory for any purpose until authenticated by the manual, facsimile or pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Notwithstanding the foregoing, if any Note has been authenticated and delivered hereunder but never issued and sold by the Issuer, and the Issuer delivers such Note to the Trustee for cancellation as provided in Section 2.13, together with a written statement (which need not comply with Section 12.05 and need not be accompanied by an Opinion of Counsel) stating that such Note has never been issued and sold by the Issuer, for all purposes of this Indenture such Note shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Guarantees.

At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Notes of any series executed by the Issuer and each Subsidiary Guarantor to the Trustee for authentication, and the Trustee shall authenticate and deliver such Notes for original issue upon a Issuer Order for the authentication (an “Authentication Order”) and delivery of such Notes or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Issuer Order. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Notes of such series not otherwise determined. If provided for in such procedures, such Issuer Order may authorize (1) authentication and delivery of Notes of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity date or dates, original issue date or dates and interest rate or rates) that differ from Note to Note and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuer or its duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Notes of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Notes, and accepting the additional responsibilities under this Indenture in relation to such Notes, the Trustee shall be entitled to receive (in addition to the Issuer Order referred to above and the other documents required by Section 12.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(a) an Officer’s Certificate setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

(b) an Opinion of Counsel to the effect that:

(1) the form of such Notes has been established in conformity with the provisions of this Indenture;

(2) the terms of such Notes have been established in conformity with the provisions of this Indenture; and

(3) that, when authenticated and delivered by the Trustee and issued by the Issuer in the manner and subject to any conditions specified in such Opinion of Counsel, such Notes and the related Guarantees will constitute valid and binding obligations of the Issuer and the Subsidiary Guarantors, respectively, enforceable against the Issuer and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

If all the Notes of any series are not to be issued at one time, it shall not be necessary to deliver an Officer’s Certificate and Opinion of Counsel at the time of issuance of each such Note, but such Officer’s Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Note of the series to be issued.

The Trustee shall not be required to authenticate such Notes if the issuance of such Notes pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Notes and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Issuer to authenticate Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Issuer, any Subsidiary Guarantor or an Affiliate of the Issuer or any Subsidiary Guarantor.

Each Note shall be dated the date of its authentication.

Section 2.05 Registrar and Paying Agent; Depositary. The Issuer shall maintain an office or agency for each series of Notes where Notes of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Notes of such series may be presented for payment (“Paying Agent”). The Registrar shall keep a register of the Notes of such series and of their transfer and exchange. The Issuer may appoint one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Issuer shall notify the Trustee of the name and address of any Agent not a party to this Indenture. The Issuer may change any Paying Agent or Registrar without notice to any Holder. If the Issuer fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Issuer or any Subsidiary may act as Paying Agent or Registrar.

The Issuer initially appoints the Trustee as Registrar and Paying Agent.

The Issuer initially appoints DTC to act as Depositary with respect to the Global Notes.

Section 2.06 Paying Agent to Hold Money in Trust. The Issuer shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Notes and will notify the Trustee of any default by the Issuer in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed. Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Issuer or a Subsidiary) shall have no further liability for the money. If the Issuer or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Each Paying Agent shall otherwise comply with TIA Section 317(b).

Section 2.07 Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA Section 312(a). If the Trustee is not the Registrar with respect to a series of Notes, the Issuer shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Notes, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Issuer shall otherwise comply with TIA Section 312(a).

Section 2.08 Transfer and Exchange.

(a) A Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Issuer for Definitive Notes if:

(1) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary for the Global Notes or that it has ceased to be a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;

(2) the Issuer, at its option, determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to the Trustee; provided that in no event shall the Regulation S Temporary Global Note be exchanged by the Issuer for Definitive Notes prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act; or

(3) there has occurred and is continuing an Event of Default with respect to the Notes.

Upon the occurrence of either of the preceding events in (1) or (2) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.09 and 2.12. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.08 or Sections 2.09 or 2.12, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.08(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.08(b), (c) or (f).

(b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes will be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes will be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also will require compliance with either subparagraph (1) or (2) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:

(1) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Temporary Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.08(b)(1).

(2) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.08(b)(1), the transferor of such beneficial interest must deliver to the Registrar either:

(i) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase; or

(ii) both:

(A) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged; and

(B) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above;

provided that in no event shall Definitive Notes be issued upon the transfer or exchange of beneficial interests in the Regulation S Temporary Global Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903 under the Securities Act.

Upon consummation of an Exchange Offer by the Issuer in accordance with Section 2.08(f), the requirements of this Section 2.08(b)(2) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to Section 2.08(h).

(3) Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.08(b)(2) and the Registrar receives the following:

(i) if the transferee will take delivery in the form of a beneficial interest in the Rule 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(ii) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Temporary Global Note or the Regulation S Permanent Global Note, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(iii) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(4) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in an Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any Holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.08(b)(2) and:

(i) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a Broker-Dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv) the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(a) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof; and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

If any such transfer is effected pursuant to subparagraph (ii) or (iv) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (ii) or (iv) above.

Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

(c) Transfer or Exchange of Beneficial Interests for Definitive Notes.

(1) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any Holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

(i) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(a) thereof;

(ii) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(iii) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(iv) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(a) thereof;

(v) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3)(d) thereof, if applicable;

(vi) if such beneficial interest is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(b) thereof; or

(vii) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.08(h), and the Issuer shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.08(c) shall be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.08(c)(1) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

(2) Beneficial Interests in Regulation S Temporary Global Note to Definitive Notes. Notwithstanding Sections 2.08(c)(1)(i) and (iii), a beneficial interest in the Regulation S Temporary Global Note may not be exchanged for a Definitive Note or transferred to a Person who takes delivery thereof in the form of a Definitive Note prior to (A) the expiration of the Restricted Period and (B) the receipt by the Registrar of any certificates required pursuant to Rule 903(b)(3)(ii)(B) under the Securities Act, except in the case of a transfer pursuant to an exemption from the registration requirements of the Securities Act other than Rule 903 or Rule 904.

(3) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A Holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

(i) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a Broker-Dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

(iii) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

(iv) the Registrar receives the following:

(A) if the Holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(b) thereof; or

(B) if the Holder of such beneficial interest in a Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(4) Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any Holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.08(b)(2), the Trustee will cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.08(h), and the Issuer will execute and the Trustee will authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.08(c)(4) will be registered in such name or names and in such authorized denomination or denominations as the Holder of such beneficial interest requests through instructions to the Registrar from or through the Depositary and the Participant or Indirect Participant. The Trustee will deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.08(c)(4) will not bear the Private Placement Legend.

(d) Transfer and Exchange of Definitive Notes for Beneficial Interests.

(1) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

(i) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (2)(b) thereof;

(ii) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A, a certificate to the effect set forth in Exhibit B, including the certifications in item (1) thereof;

(iii) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904, a certificate to the effect set forth in Exhibit B, including the certifications in item (2) thereof;

(iv) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144, a certificate to the effect set forth in Exhibit B , including the certifications in item (3)(a) thereof;

(v) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (ii) through (iv) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

(vi) if such Restricted Definitive Note is being transferred to the Issuer or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

(vii) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B, including the certifications in item (3)(c) thereof, the Trustee will cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause (i) above, the appropriate Restricted Global Note, in the case of clause (ii) above, the Rule 144A Global Note, in the case of clause (iii) above, the Regulation S Global Note, in the case of clause (iv) above, the IAI Global Note and in all other cases, the appropriate Unrestricted Global Note.

(2) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

(i) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the applicable Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a Broker-Dealer, (B) a Person participating in the distribution of the Exchange Notes or (C a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(iii) such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(iv) the Registrar receives the following:

(1) if the Holder of such Definitive Notes proposes to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(c) thereof; or

(2) if the Holder of such Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar and the Issuer to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.08(d)(2), the Trustee will cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

(3) Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee will cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (2)(ii), (2)(iv) or (3) above at a time when an Unrestricted Global Note has not yet been issued, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee will authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

(e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder’s compliance with the provisions of this Section 2.08(e), the Registrar will register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder must present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder must provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.08(e).

(1) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

(i) if the transfer will be made pursuant to Rule 144A, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (1) thereof;

(ii) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications in item (2) thereof; and

(iii) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

(2) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

(i) such exchange or transfer is effected pursuant to an Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (A) a Broker-Dealer, (B) a Person participating in the distribution of the Exchange Notes or (C) a Person who is an affiliate (as defined in Rule 144) of the Issuer;

(ii) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the applicable Registration Rights Agreement;

(iii) any such transfer is effected by a Broker-Dealer pursuant to an Exchange Offer Registration Statement in accordance with the applicable Registration Rights Agreement; or

(iv) the Registrar receives the following:

(A) if the Holder of such Restricted Definitive Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C, including the certifications in item (1)(d) thereof; or

(B) if the Holder of such Restricted Definitive Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B, including the certifications in item (4) thereof;

and, in each such case set forth in this subparagraph (iv), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

(3) Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof.

(f) Exchange Offer. Upon the occurrence of an Exchange Offer in accordance with the applicable Registration Rights Agreement, the Issuer will issue and, upon receipt of an Authentication Order in accordance with Section 2.04, the Trustee will authenticate:

(1) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes accepted for exchange in an Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer; and

(2) Unrestricted Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in an Exchange Offer by Persons that certify in the applicable Letters of Transmittal that (A) they are not Broker-Dealers, (B) they are not participating in a distribution of the Exchange Notes and (C) they are not affiliates (as defined in Rule 144) of the Issuer.

Concurrently with the issuance of such Notes, the Trustee will cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Issuer will execute and the Trustee will authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Unrestricted Definitive Notes in the appropriate principal amount.

(g) Legends. The following legends will appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture or any Supplemental Indenture.

(1) Private Placement Legend.

(i) Except as permitted by subparagraph (ii) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following form:

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT (A) IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT), (B) IT IS A NON-U.S. PERSON AND IS ACQUIRING THIS NOTE IN AN OFFSHORE TRANSACTION WITHIN THE MEANING OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN

WHICH SUCH PURCHASE IS MADE, OR (C) IT IS AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D PROMULGATED UNDER THE SECURITIES ACT AND (2) AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH NOTE, PRIOR TO THE DATE THAT IS [IN THE CASE OF RULE 144A NOTES: ONE YEAR AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE),] [IN THE CASE OF REGULATION S NOTES: 40 DAYS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF, THE ORIGINAL ISSUE DATE OF THE ISSUANCE OF ANY ADDITIONAL NOTES AND THE DATE ON WHICH THIS NOTE (OR ANY PREDECESSOR OF SUCH NOTE) WAS FIRST OFFERED TO PERSONS OTHER THAN DISTRIBUTORS (AS DEFINED IN RULE 902 OF REGULATION S) IN RELIANCE ON REGULATION S] ONLY (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) PURSUANT TO OFFERS AND SALES TO NON-U.S. PERSONS THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S AND IN ACCORDANCE WITH THE LAWS APPLICABLE TO IT IN THE JURISDICTION IN WHICH SUCH PURCHASE IS MADE, (D) TO AN “ACCREDITED INVESTOR” WITHIN THE MEANING OF REGULATION D THAT IS ACQUIRING THE NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN ACCREDITED INVESTOR, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUER’S AND THE TRUSTEE’S, OR REGISTRAR’S, AS APPLICABLE, RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C), (D) OR (F) TO REQUIRE THE DELIVERY OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE OR REGISTRAR. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE EXPIRATION OF THE APPLICABLE HOLDING PERIOD WITH RESPECT TO RESTRICTED SECURITIES SET FORTH IN RULE 144.

(ii) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(4), (c)(3), (c)(4), (d)(2), (d)(3), (e)(2), (e)(3) or (f) of this Section 2.08 (and all Notes issued in exchange therefor or substitution thereof) will not bear the Private Placement Legend.

(2) Global Note Legend. Each Global Note will bear a legend in substantially the following form:

“THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THE INDENTURE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.08 OF THE INDENTURE, (2) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.08(a) OF THE INDENTURE, (3) THIS GLOBAL NOTE MAY BE DELIVERED TO THE INDENTURE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.13 OF THE INDENTURE AND (4) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE ISSUER.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.”

(3) Regulation S Temporary Global Note Legend. The Regulation S Temporary Global Note will bear a legend in substantially the following form:

“THE RIGHTS ATTACHING TO THIS REGULATION S TEMPORARY GLOBAL NOTE, AND THE CONDITIONS AND PROCEDURES GOVERNING ITS EXCHANGE FOR CERTIFICATED SECURITIES, ARE AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN). NEITHER THE HOLDER NOR THE BENEFICIAL OWNERS OF THIS REGULATION S TEMPORARY GLOBAL NOTE SHALL BE ENTITLED TO RECEIVE PAYMENT OF INTEREST HEREON.”

(h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note will be returned to or retained and canceled by the Trustee in accordance with Section 2.13. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note will be reduced accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note will be increased accordingly and an endorsement will be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.

(i) General Provisions Relating to Transfers and Exchanges.

(1) To permit registrations of transfers and exchanges, the Issuer will execute and the Trustee will authenticate Global Notes and Definitive Notes upon receipt of an Authentication Order in accordance with Section 2.04 or at the Registrar’s request.

(2) No service charge will be made to a Holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.12, Section 3.08, Section 4.08, Section 4.09 and Section 9.05).

(3) The Registrar will not be required to register the transfer of or exchange of any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

(4) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes will be the valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

(5) Neither the Registrar nor the Issuer will be required:

(i) to issue, to register the transfer of or to exchange any Note during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.04 and ending at the close of business on the day of selection;

(ii) to register the transfer of or to exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part; or

(iii) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

(6) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.

(7) The Trustee will authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.04.

(8) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.08 to effect a registration of transfer or exchange may be submitted by facsimile.

(9) None of the Trustee or any Agent shall have any responsibility or obligation to any beneficial owner in a Global Note, any Participant or agent member of the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any Participant or agent member of the Depositary, with respect to any ownership interest in the Note or with respect to the delivery to any Participant or agent member of the Depositary, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to Holders under the Notes and this Indenture shall be given or made only to or upon the order of the registered holders (which shall be the Depositary or its nominee in the case of the Global Note). The rights of beneficial owners in the Global Note shall be exercised only through the Depositary subject to the applicable procedures. The Trustee and each Agent shall be entitled to rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. The Trustee and each Agent shall be entitled to deal with the Depositary, and any nominee thereof, that is the registered holder of any Global Note for all purposes of this Indenture relating to such Global Note (including the payment of principal and interest and Additional Interest, if any, and the giving of instructions or directions by or to the owner or holder of a beneficial ownership interest in such Global Note) as the sole holder of such Global Note and shall have no obligations to the beneficial owners thereof. None of the Trustee or any Agent shall have any responsibility or liability for any acts or omissions of the Depositary with respect to such Global Note, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Note, for any transactions between the Depositary and any Participant or agent member of the Depositary or between or among the Depositary, any such Participant or agent member of the Depositary and/or any holder or owner of a beneficial interest in such Global Note, or for any transfers of beneficial interests in any such Global Note.

(10) Notwithstanding the foregoing, with respect to any Global Note, nothing herein shall prevent the Issuer, the Trustee, any Agent, or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by any Depositary (or its nominee), as a Holder, with respect to such Global Note or shall impair, as between such Depositary and owners of beneficial interests in such Global Note, the operation of customary practices governing the exercise of the rights of such Depositary (or its nominee) as Holder of such Global Note.

(11) None of the Trustee or any Agent shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any security (including any transfers between or among Depositary Participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.09 Replacement Notes. If any mutilated Note is surrendered to the Trustee, or if the Holder of a Note claims that the Note has been destroyed, lost or stolen and the Issuer and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Note, the Issuer shall issue, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate a replacement Note of the same series if the Trustee’s requirements are met. If any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, the Issuer in its discretion may, instead of issuing a new Note, pay such Note. If required by the Trustee, any Subsidiary Guarantor or the Issuer, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuer to protect the Issuer, each Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Note is replaced. The Issuer and the Trustee may charge a Holder for their expenses in replacing a Note. Every replacement Note is an additional obligation of the Issuer.

Section 2.10 Outstanding Notes. The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding. If a Note is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser. If the principal amount of any Note is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue. A Note does not cease to be outstanding because the Issuer, a Subsidiary Guarantor or an Affiliate of the Issuer or a Subsidiary Guarantor holds the Note.

Section 2.11 Original Issue Discount, Foreign-Currency Denominated and Treasury Notes. In determining whether the Holders of the required principal amount of Notes have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Note shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02, (b) the principal amount of a Note denominated in a foreign currency shall be the Dollar equivalent, as determined by the Issuer by reference to the noon buying rate in The City of New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of original issuance of such Note, of the principal amount (or, in the case of an Original Issue Discount Note, the Dollar equivalent, as determined by the Issuer by reference to the Exchange Rate on the date of original issuance of such Note, of the amount determined as provided in (a) above), of such Note and (c) Notes owned by the Issuer, a Subsidiary Guarantor or any other obligor upon the Notes or any Affiliate of the Issuer, of a Subsidiary Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Notes that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

Section 2.12 Temporary Notes. Until definitive Notes of any series are ready for delivery, the Issuer may prepare, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes, but may have variations that the Issuer considers appropriate for temporary Notes. Without unreasonable delay, the Issuer shall prepare, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate, definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits under this Indenture as definitive Notes.

Section 2.13 Cancellation. The Issuer or any Subsidiary Guarantor at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment. The Trustee shall cancel all Notes surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund. Unless the Issuer shall direct in writing that canceled Notes be returned to it, after written notice to the Issuer all canceled Notes held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal. The Issuer may not issue new Notes to replace Notes that have been paid or that have been delivered to the Trustee for cancellation.

Section 2.14 Payments; Defaulted Interest. Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Note that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Note at the close of business on the record date next preceding such Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date. The Holder must surrender a Note to a Paying Agent to collect principal payments. Unless otherwise provided with respect to the Notes of any series, the Issuer will pay the principal of and interest on the Notes in Dollars. Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuer, the Issuer may pay such amounts (a) by wire transfer with respect to Global Notes or (b) by check payable in such money mailed to a Holder’s registered address with respect to any Notes.

If the Issuer defaults in a payment of interest on the Notes of any series, the Issuer shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Notes of such series and in Section 4.01. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. At least 15 days before any special record date selected by the Issuer, the Issuer (or, upon the written request of the Issuer, the Trustee in the name of and at the expense of the Issuer) shall mail, or deliver electronically if the Notes are held at DTC, to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

Section 2.15 Persons Deemed Owners. The Issuer, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of or interest on such Note and for all other purposes. None of the Issuer, any Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

Section 2.16 Computation of Interest. Except as otherwise specified as contemplated by Section 2.01 for Notes of any series, interest on the Notes of each series shall be computed on the basis of a year comprising twelve 30-day months.

ARTICLE III.

REDEMPTION

Section 3.01 Redemption. The Notes may be redeemed, in whole at any time or in part from time to time, subject to the conditions and at the redemption prices set forth in Paragraph 5 of the forms of Notes set forth in Exhibit A-1 and Exhibit A-2 to the Supplemental Indenture, which is hereby incorporated by reference and made a part of this Indenture, together with accrued and unpaid interest to the redemption date.

Section 3.02 Applicability of Article. Notes of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Notes of any series) in accordance with this Article III.

Section 3.03 Notice to the Trustee. If the Issuer elects to redeem Notes of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Notes of such series to be redeemed. The Issuer shall so notify the Trustee at least 30 days (or 45 days in case of a partial redemption of Definitive Notes) (or such shorter period acceptable to the Trustee) before the Redemption Date by delivering to the Trustee an Officer’s Certificate stating that such redemption will comply with the provisions of this Indenture and of the Notes of such series. Any such notice may be canceled at any time prior to the mailing or electronic delivery of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

Section 3.04 Selection of Notes to be Redeemed. If less than all the Notes of any series are to be redeemed (unless all of the Notes of such series of a specified tenor are to be redeemed), the particular Notes to be redeemed shall be selected not more than 60 days nor less than 10 days prior to the Redemption Date by the Trustee from the outstanding Notes of such series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem fair and appropriate unless otherwise required by law or by applicable stock exchange requirements and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Notes of that series or any integral multiple thereof) of the principal amount of Notes of such series of a denomination larger than the minimum authorized denomination for Notes of that series or of the principal amount of Global Notes of such series.

The Trustee shall promptly notify the Issuer and the Registrar in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any of the Notes redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

Section 3.05 Notice of Redemption. Notice of redemption shall be given electronically if the Notes are held at DTC or by first-class mail, postage prepaid, electronically delivered or mailed not less than 10 nor more than 60 days prior to the Redemption Date, to each Holder of Notes to be redeemed, at the address of such Holder appearing in the register of Notes maintained by the Registrar. All notices of redemption shall identify the Notes to be redeemed and shall state:

(a) the Redemption Date;

(b) the Redemption Price;

(c) that, unless the Issuer defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Notes redeemed;

(d) if any Note is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Note to the Paying Agent, a new Note or Notes in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(e) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(f) that the redemption is for a sinking or analogous fund, if such is the case;

(g) the CUSIP number, if any, relating to such Notes; and

(h) if the redemption or notice is conditional, the one or more conditions precedent and that the Issuer may delay the redemption in its discretion until such time as the condition or conditions are satisfied or waived or that such redemption may not occur and such notice may be rescinded in the event that all such conditions have not been satisfied or waived by the redemption date, or by the redemption date so delayed.

Notice of redemption of Notes to be redeemed at the election of the Issuer shall be given by the Issuer or, at the Issuer’s written request, by the Trustee in the name and at the expense of the Issuer.

Section 3.06 Effect of Notice of Redemption. Except as provided in Section 3.10, once notice of redemption is mailed or electronically delivered, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Paying Agent, such Notes called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

Section 3.07 Deposit of Redemption Price. Subject to Section 3.10, on or prior to 11:00 a.m., New York City time, on any Redemption Date, the Issuer or a Subsidiary Guarantor shall deposit with the Trustee or the Paying Agent (or, if the Issuer is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, the Notes or portions thereof which are to be redeemed on that date, other than Notes or portions thereof called for redemption on that date which have been delivered by the Issuer or a Subsidiary Guarantor to the Trustee for cancellation.

If the Issuer or a Subsidiary Guarantor complies with the preceding paragraph, then, unless the Issuer and the Subsidiary Guarantors default in the payment of such Redemption Price, interest on the Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Notes are presented for payment, and the Holders of such Notes shall have no further rights with respect to such Notes except for the right to receive the Redemption Price upon surrender of such Notes. If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal and, to the extent lawful, accrued interest thereon, shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Notes or, in the case of Original Issue Discount Notes, such Notes’ yield to maturity.

The Trustee shall have no obligation to calculate any redemption price or any component thereof in respect of the Notes and the Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate delivered by the Issuer that specifies any redemption price.

Section 3.08 Notes Redeemed or Purchased in Part. Upon surrender to the Paying Agent of a Note to be redeemed in part, the Issuer and the Subsidiary Guarantors shall execute and the Trustee shall authenticate and deliver to the Holder of such Note without service charge a new Note or Notes, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Note so surrendered that is not redeemed.

Section 3.09 Purchase of Notes. Unless otherwise specified as contemplated by Section 2.01, the Issuer, any Subsidiary Guarantor and any Affiliate of the Issuer or any Subsidiary Guarantor may, subject to applicable law, at any time purchase or otherwise acquire Notes in the open market or by private agreement. Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Notes. Any Notes purchased or acquired by the Issuer or a Subsidiary Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied. Section 2.13 shall apply to all Notes so delivered.

Section 3.10 Conditions. Any redemption of Notes (including with net cash proceeds of an Equity Offering) pursuant to this Article III may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, consummation of any related Equity Offering, consummation of a Change of Control or consummation of a refinancing of any Indebtedness.

ARTICLE IV.

COVENANTS

Section 4.01 Payment of Notes. The Issuer shall pay the principal of and interest on the Notes of each series on the dates and in the manner provided in the Notes of such series and in this Indenture. Principal and interest shall be considered paid on the date due if the Paying Agent (other than the Issuer or a Subsidiary) holds on that date money deposited by the Issuer designated for and sufficient to pay all principal and interest then due.

The Issuer shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at a rate equal to the then applicable interest rate on the Notes to the extent lawful; and it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace period) at the same rate to the extent lawful.

Section 4.02 Maintenance of Office or Agency. The Issuer will maintain in each Place of Payment for any series of Notes an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Notes of that series may be presented for registration of transfer or exchange, where Notes of that series may be presented for payment and where notices and demands to or upon the Issuer or a Subsidiary Guarantor in respect of the Notes of that series and this Indenture may be served. Unless otherwise designated by the Issuer by written notice to the Trustee and the Subsidiary Guarantors, such office or agency shall be the office of the Trustee, which on the date hereof is located at 240 Greenwich Street, New York, New York 10286; Attention: Corporate Trust Division - Corporate Finance Unit. The Issuer will give prompt written notice to the Trustee and the Subsidiary Guarantors of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Subsidiary Guarantors with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuer may also from time to time designate one or more other offices or agencies where the Notes of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency in each Place of Payment for Notes of any series for such purposes. The Issuer will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03 SEC Reports; Financial Statements.

(a) Regardless of whether required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Issuer will furnish to the Trustee and to the Holders of the notes, within 15 days of the time periods specified in the SEC’s rules and regulations:

(1) all quarterly and annual reports that would be required to be filed by the Issuer on Forms 10-Q and 10-K if the Issuer were required to file such reports; and

(2) all current reports that would be required to be filed with the SEC on Form 8-K if the Issuer were required to file such reports.

(b) All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on the Issuer’s consolidated financial statements by the Issuer’s certified independent accountants.

(c) The Issuer will be deemed to have furnished such reports referred to above to the Trustee and the Holders of the notes if the Issuer has filed such reports with the SEC via the EDGAR (or successor) filing system and such reports are publicly available. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute actual or constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or any other Person’s compliance with any of its covenants under this Indenture or the Notes (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

(d) The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other Person’s compliance with the covenants described above or with respect to any reports or other documents filed under this Indenture; provided, however, that nothing herein shall relieve the Trustee of any obligations to monitor the Issuer’s timely delivery of all reports and certificates described in this Indenture.

Section 4.04 Compliance Certificate.

(a) The Issuer and each Subsidiary Guarantor, if any, shall deliver to the Trustee, within 120 days after the end of each fiscal year, a statement signed by an Officer of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer), which need not constitute an Officer’s Certificate, complying with TIA Section 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer), he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuer or such Subsidiary Guarantor, as the case may be, of its obligations under this Indenture, and further stating that to the best of his knowledge the Issuer or such Subsidiary Guarantor, as the case may be, has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuer or such Subsidiary Guarantor, as the case may be, is taking or proposes to take with respect thereto).

(b) The Issuer shall, so long as Notes of any series are outstanding, deliver to the Trustee, as soon as possible and in any event within 30 days upon any Officer of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer) becoming aware of any Default or Event of Default under this Indenture, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.05 Existence. Subject to Article V, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

Section 4.06 Waiver of Stay, Extension or Usury Laws. Each of the Issuer and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuer and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.07 [Reserved].

Section 4.08 Change of Control.

(a) If a Change of Control Triggering Event occurs, each Holder of Notes shall have the right to require the Issuer to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000) of that Holder’s Notes pursuant to an offer (a “Change of Control Offer”) on the terms set forth in this Indenture. In the Change of Control Offer, the Issuer shall offer a payment in cash (a “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to, but excluding, the date of purchase (the “Change of Control Payment Date”), subject to the rights of Holders of Notes on the relevant record date to receive interest, if any, due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, the Issuer shall mail, or deliver electronically if the Notes are held at DTC, a notice to each Holder describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 10 days and no later than 60 days from the date such notice is mailed or delivered electronically, pursuant to the procedures described in this Section 4.08. The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control Triggering Event provisions of this Indenture, the Issuer shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control Triggering Event provisions of this Indenture by virtue of such compliance.

(b) On the Change of Control Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Issuer.

(c) The Paying Agent shall promptly mail to each Holder of Notes properly tendered the Change of Control Payment for such Notes (or, if all the Notes are then in global form, make such payment through the facilities of the Depositary), and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note shall be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Any note so accepted for payment will cease to accrue interest on and after the Change of Control Payment Date unless the Issuer defaults in making the Change of Control Payment.

(d) The Issuer shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

(e) If Holders of not less than 90% in aggregate principal amount of the outstanding notes tender and do not withdraw such notes in a Change of Control Offer and the Issuer, or any third party making a Change of Control Offer in lieu of the Issuer, purchases all of the Notes validly tendered and not withdrawn by such Holders, the Issuer or such third party shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer, to redeem all Notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to, but not including, the date of redemption.

(f) Notwithstanding anything to the contrary in this Section 4.08, the Issuer shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (i) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 4.08 and all other provisions of this Indenture applicable to a Change of Control Offer made by the Issuer and purchases all Notes properly tendered and not withdrawn under such Change of Control Offer, or (ii) notice of redemption has been given pursuant to Section 3.05 of this Indenture and all provisions of any Supplemental Indenture applicable to a redemption of Notes pursuant to Section 3.01 of this Indenture, unless and until there is a default in payment of the Change of Control Payment.

(g) A Change of Control Offer may be made in advance of a Change of Control, and conditioned upon the occurrence of such Change of Control, if a definitive agreement is in place for a Change of Control at the time of making the Change of Control Offer. Notes repurchased by the Issuer pursuant to a Change of Control Offer shall have the status of Notes issued but not outstanding or shall be retired and canceled, at the Issuer’s option. Notes purchased by a third party pursuant to clause (f) of this Section 4.08 shall have the status of Notes issued and outstanding.

(h) Upon the commencement of the Change of Control Offer, the Issuer shall send, by first class mail, or deliver electronically if the Notes are held at DTC, a notice to the Trustee and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Change of Control Offer. The Change of Control Offer shall be made to all Holders. The notice, which shall govern the terms of the Change of Control Offer, shall state:

(1) that the Change of Control Offer is being made pursuant to this Section 4.08, and the length of time the Change of Control Offer shall remain open;

(2) the Change of Control Payment and the Change of Control Payment Date;

(3) that any Note not tendered or accepted for payment shall continue to accrue interest;

(4) that, unless there is a default in making such payment on the Change of Control Payment Date, any Holder whose Notes (or any portion thereof) are tendered and accepted for payment pursuant to the Change of Control Offer shall not be entitled to receive any interest accruing on and after the Change of Control Payment Date on such Notes or any portion thereof so tendered and accepted;

(5) that Holders electing to have a Note purchased pursuant to the Change of Control Offer may elect to have Notes purchased equal to $2,000 or an integral multiple of $1,000 only;

(6) that Holders electing to have a Note purchased pursuant to the Change of Control Offer shall be required to surrender the Note, with the form entitled “Option of Holder to Elect Purchase” or transfer by book entry transfer, to the Issuer, the Depositary, if appointed by the Issuer, or a Paying Agent at the address specified in the notice at least three days before the Change of Control Payment Date;

(7) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the offer period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased; and

(8) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book entry transfer).

On the Change of Control Payment Date, the Issuer shall, to the extent lawful, accept for payment all Notes tendered and shall deliver to the Trustee an Officer’s Certificate stating that such Notes (or portions thereof) were accepted for payment by the Issuer in accordance with the terms of this Section 4.08. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than three days after the Change of Control Payment Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment of

Notes tendered by such Holder, as the case may be, and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Note to such Holders whose Note was purchased only in part. The Trustee, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted for payment pursuant to the Change of Control Offer shall be promptly mailed or delivered by the Issuer to the respective Holder thereof.

The Trustee shall have no obligation to determine whether or not a Change of Control Triggering Event or any component thereof has occurred or is continuing.

Section 4.09 Asset Sales.

(a) Within 365 days after the receipt of any Net Proceeds by the Issuer from an Asset Sale Triggering Event (or within 180 days after such 365 day period in the event the Issuer enters into a binding commitment with respect to such application), the Issuer may apply an amount equal to such Net Proceeds at its option to:

(1) permanently reduce or repay any secured Indebtedness of the Issuer which, during the Security Requirement Period, shall be First Lien Obligations under the Credit Facilities;

(2) permanently repay or reduce other Indebtedness that ranks pari passu in right of payment with the Notes (“Pari Passu Debt”); provided, that if the Issuer shall so reduce any such Pari Passu Debt, the Issuer shall make an offer to equally and ratably reduce the Note Obligations under the Notes as provided either, at the Issuer’s option, in Paragraph 5 of the forms of Notes set forth in Exhibit A-1 and Exhibit A-2 to the Supplemental Indenture, through offers to make open-market purchases (at 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an offer to purchase) to all Holders of Notes to purchase some or all of their Notes at a purchase price equal to 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Notes that would otherwise be paid;

(3) acquire all or substantially all of the assets of, or acquire capital stock of, another business that, in the case of an acquisition of capital stock, is or becomes a Subsidiary of the Issuer;

(4) make capital expenditures;

(5) pay costs and expenses of designing, engineering, permitting and developing capital projects and improvements or other related costs and expenses;

(6) acquire other assets that are not classified as current assets under GAAP;

(7) repay Indebtedness of a Subsidiary (and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly and permanently reduce commitments with respect thereto), other than Indebtedness owed to the Issuer or another Subsidiary; or

(8) any combination of the foregoing.

(b) Any Net Proceeds from an Asset Sale Triggering Event that are not applied or invested as provided in the Section 4.09(a) and that are held by or distributed to the Issuer shall constitute “Excess Proceeds.” If, as of the first day of any calendar month after the period referred to above, the aggregate amount of Excess Proceeds exceeds $200 million, the Issuer shall commence, not later than the 30th day of such month, and consummate an offer to purchase, from the Holders, the maximum principal amount of Notes that may be purchased out of the Excess Proceeds (pro rata with any other senior indebtedness of the Issuer that shall have a similar offer to purchase or redemption requirement). The offer price in any such offer to purchase will be equal to 100% of the principal amount (or accreted value, if applicable) of the Notes plus accrued and unpaid interest, if any (the “Asset Sale Payment”), to but excluding the date of purchase (the “Asset Sale Payment Date”), subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date, and will be payable in cash. To the extent that any Excess Proceeds remain after consummation of an offer to purchase pursuant to this Section 4.09, the Issuer may use those Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Notes (and other senior indebtedness) tendered into such offer to purchase exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Upon completion of each offer to purchase the amount of Excess Proceeds shall be reset at zero.

(c) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the purchase of the Notes pursuant to an offer to purchase. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of this Indenture, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of this Indenture by virtue of such compliance.

(d) On the Asset Sale Payment Date, the Issuer shall, to the extent lawful:

(1) accept for payment all Notes or portions of Notes properly tendered pursuant to the offer to purchase;

(2) deposit with the paying agent an amount equal to the Asset Sale Payment in respect of all Notes or portions of Notes properly tendered; and

(3) deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Issuer.

(e) This Section 4.09 shall cease to be of further force and effect and shall no longer apply from and after the occurrence of the Investment Grade Triggering Event.

Section 4.10 Limitation on Liens. The Issuer shall not, nor shall it permit any Subsidiary Guarantor to, create, assume or incur any Lien (other than any Permitted Lien) upon any of the Collateral, whether owned on the date of this Indenture or thereafter acquired, to secure any Indebtedness of the Issuer or a Subsidiary Guarantor, unless (i) after giving pro forma effect to such creation, assumption or incurrence and the application of the proceeds thereof, the aggregate principal amount of all Indebtedness (other than Indebtedness secured by Permitted Liens) then outstanding secured by such Lien and all similar Liens under this clause, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by Section 4.11(a)(1) through (3), inclusive, hereof) does not exceed the greater of $2.5 billion and 8.0% of Net Tangible Assets or (ii) effective provisions are made whereby all of the outstanding Notes are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the Notes to at least the same extent such Subordinated Indebtedness is subordinate to the Notes or a Subsidiary Guarantee, as the case may be).

Section 4.11 Restriction on Sale-Leasebacks.

(a) The Issuer shall not, and shall not permit any Subsidiary Guarantor to, engage in the sale or transfer by the Issuer or any Subsidiary Guarantor of any Principal Property to a Person (other than the Issuer or a Subsidiary Guarantor) and the taking back by the Issuer or such Subsidiary Guarantor, as the case may be, of a lease of such Principal Property (a “Sale-Leaseback Transaction”), unless:

(1) such Sale-Leaseback Transaction occurs within one year from the date of completion of the acquisition of the Principal Property subject thereto or the date of the completion of construction, development or substantial repair or improvement, or commencement of full operations on such Principal Property, whichever is later;

(2) the Sale-Leaseback Transaction involves a lease for a period, including renewals, of not more than three years; or

(3) the Issuer or such Subsidiary Guarantor, within a one-year period after such Sale-Leaseback Transaction, applies or causes to be applied an amount not less than the Attributable Indebtedness from such Sale-Leaseback Transaction to (a) the prepayment, repayment, redemption, reduction or retirement of any Indebtedness of the Issuer or any Subsidiary Guarantor that is not Subordinated Indebtedness, or (b) the purchase of Principal Property used or to be used in the ordinary course of business of the Issuer or the Subsidiaries.

(b) Notwithstanding the foregoing, the Issuer may, and may permit any Subsidiary Guarantor to, effect any Sale-Leaseback Transaction that is not permitted by Section 4.11(a)(1) through (3), inclusive, provided that the Attributable Indebtedness from such Sale-Leaseback Transaction, together with the aggregate amount of outstanding Indebtedness secured by Liens upon Collateral (other than Permitted Liens), does not exceed the greater of (x) $2.5 billion and (y) 8.0% of Net Tangible Assets.

Section 4.12 Future Subsidiary Guarantors.

(a) If at any time following the date of this Indenture any Subsidiary of the Issuer (with the exception of Sabine Pass Liquefaction, LLC) guarantees or becomes a co-obligor with respect to any obligations of the Issuer in respect of any Material Indebtedness, then the Issuer shall cause such Subsidiary to promptly execute and deliver a Supplemental Indenture substantially in the form of Exhibit D hereto and thereby give a Subsidiary Guarantee and become a “Subsidiary Guarantor” which shall be bound by the Subsidiary Guarantee.

(b) To the extent that the Security Requirement Period is in effect and any capital markets debt securities of the Issuer are secured by a Lien on any assets of a Subsidiary Guarantor, the Issuer shall cause the Notes to be secured equally and ratably with, or prior to, such capital markets debt securities so long as the Security Requirement Period is in effect and such securities are so secured (except that Liens securing Subordinated Indebtedness shall be expressly subordinate to any Lien securing the notes to at least the same extent such Subordinated Indebtedness is subordinate to the notes or a Subsidiary Guarantee, as the case may be).

(c) In the case of clauses (a) and (b) above, such Supplemental Indenture, joinders to the Collateral Documents or new Collateral Documents together with any other such filings and agreements shall be executed and delivered to the Trustee within 20 Business Days following the date that such Material Indebtedness has been guaranteed or such Liens have been incurred by such Subsidiary.

(d) Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering such Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

ARTICLE V.

SUCCESSORS

Section 5.01 Merger, Consolidation or Sale of Assets.

(a) The Issuer may not: (A) consolidate or merge with or into another Person (regardless of whether the Issuer is the surviving Person); or (B) directly or indirectly sell, lease, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to another Person, unless:

(1) the Person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, assigned, transferred, conveyed or otherwise disposed of (the “Successor Company”) is the Issuer or expressly assumes by Supplemental Indenture all of the Issuer’s obligations and liabilities under this Indenture, the Notes and any other Note Documents;

(2) the Successor Company is organized under the laws of the United States, any state or commonwealth within the United States, or the District of Columbia;

(3) immediately after giving effect to the transaction, no Default or Event of Default has occurred and is continuing;

(4) the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, lease, assignment, transfer, conveyance or other disposition complies with this Indenture and all conditions precedent provided for in this Indenture relating to such transaction have been complied with; and

(5) if the transaction takes place during the Security Requirement Period, Collateral owned by or transferred to the Successor Company shall:

(i) continue to constitute Collateral under this Indenture and the Collateral Documents;

(ii) be subject to the Lien in favor of the Collateral Agent for the benefit of the Collateral Agent, the Trustee and the Holders of the Notes; and

(iii) not be subject to any Lien other than Liens permitted to be incurred under Section 4.10.

(b) If the Issuer sells, assigns, transfers, conveys or otherwise disposes of all or substantially all of its assets, it shall be released from all liabilities and obligations under this Indenture and under the Notes except that no such release shall occur in the case of a lease of all or substantially all of its assets.

(c) Notwithstanding the foregoing, this Section 5.01 shall not (i) apply to a merger or consolidation of the Issuer with an Affiliate solely for the purpose of organizing the Issuer in another jurisdiction within the United States, any state or commonwealth within the United States, or the District of Columbia or (ii) require CQP to assume by supplemental indenture, or release the Issuer from, the obligations and liabilities of the Issuer under this Indenture, the Notes or any other Note Documents in connection with the direct or indirect sale, lease, assignment, transfer, conveyance or other disposition of all or substantially all of the Issuer’s properties or assets to CQP so long as, on a pro forma basis, the Issuer retains greater than 50% control of the voting power of the Voting Stock of (A) the general partner if CQP is a limited partnership, (B) the managing member if CQP is a member-managed limited liability company or (C) CQP if CQP is a corporation or a manager-managed limited liability company.

Section 5.02 Successor Person Substituted. Upon any merger or consolidation, or any sale, lease, assignment, transfer, conveyance or other disposition of all or substantially all of the properties or assets of the Issuer and its Subsidiaries in accordance with Section 5.01, the Successor Company shall be substituted for the Issuer in this Indenture with the same effect as if it had been an original party to this Indenture. Thereafter the Successor Company may exercise the rights and powers of the Issuer under this Indenture.

ARTICLE VI.

DEFAULTS AND REMEDIES

Section 6.01 Events of Default. Unless either inapplicable to a particular series of Notes or specifically deleted or modified in or pursuant to the Supplemental Indenture or Board Resolution establishing such series of Notes or in the form of Note for such series, each of the following events will be events of default under this Indenture (each, an “Event of Default”):

(a) default for 30 days in the payment when due of interest on the Notes;

(b) default in the payment of principal or premium, if any, on the Notes when due and payable at their stated maturity, upon redemption, by declaration upon required repurchase or otherwise;

(c) failure by the Issuer to comply with any of its agreements or covenants under Article V or in respect of its obligations to make or consummate a purchase of Notes when required pursuant to the provisions in Paragraph 5 of the forms of Notes set forth in Exhibit A-1 and Exhibit A-2 to the Supplemental Indenture when required;

(d) failure by the Issuer to comply with the provisions of this Indenture applicable to the Notes for 60 days after written notice of default given by the Trustee or the Holders of at least 33 1/3% in aggregate principal amount of the outstanding Notes;

(e) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Issuer or CCH (or the payment of which is guaranteed by the Issuer or CCH) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default both (A) is caused by a failure to pay principal of, or interest, or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”) and (B) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $250.0 million or more; provided that each reference to CCH in this clause (e) shall cease to be of further force and effect and shall no longer apply from and after the occurrence of the Investment Grade Triggering Event;

(f) failure by the Issuer to pay final and nonappealable judgments aggregating in excess of $250 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 90 days and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(g) the Issuer pursuant to or within the meaning of Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) generally is not paying its debts as they become due;

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Issuer in an involuntary case;

(2) appoints a Bankruptcy Custodian of the Issuer or for all or substantially all of the property of the Issuer; or

(3) orders the liquidation of the Issuer;

and the order or decree remains unstayed and in effect for 90 consecutive days;

(i) during any Security Requirement Period only, any security interest and Lien purported to be created by any Collateral Document with respect to any Collateral, individually or in the aggregate, having a Fair Market Value in excess of $250 million (A) shall fail to be in full force and effect, or to give the Collateral Agent, for the benefit of the Holders of the Notes, the Liens, rights, powers and privileges purported to be created and granted thereby (including a perfected first-priority security interest in and Lien on, all of the Collateral thereunder (except as otherwise expressly provided in this Indenture and the Collateral Documents)) in favor of the Collateral Agent, and such failure shall continue for a period of 30 days after notice by the Trustee or by the Holders of at least 33 1/3% of the aggregate principal amount of the Notes then outstanding, or (B) shall be asserted by the Issuer or any Subsidiary Guarantor to not be a valid, perfected, first-priority (except as otherwise expressly provided in this Indenture and the Collateral Documents) security interest in or Lien on the Collateral covered thereby; except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent or the Trustee (or an agent or trustee on its behalf) to maintain possession of certificates actually delivered to it (or such agent or trustee) representing securities pledged under the Collateral Documents.

The Trustee shall not be deemed to have notice or be charged with knowledge of any Default or Event of Default unless written notice of any Default or Event of Default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee from the Issuer or any Holder, and such notice references the Notes and this Indenture.

Section 6.02 Acceleration.

(a) An Event of Default for a series of Notes will not necessarily constitute an Event of Default for any other series of Notes issued under this Indenture. Further, an event of default under other Indebtedness of the Issuer or its Subsidiaries will not necessarily constitute a Default or an Event of Default for the Notes.

(b) If an Event of Default (other than an Event of Default described in Section 6.01(g) or Section 6.01(h) with respect to the Issuer) occurs and is continuing, the Trustee by notice in writing to the Issuer, or the Holders of at least 33 1/3% in principal amount of the outstanding Notes by notice in writing to the Issuer and the Trustee, may, and the Trustee at the request of such Holders shall, declare the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest shall be due and payable immediately.

(c) If an Event of Default described in Section 6.01(g) or Section 6.01(h) with respect to the Issuer occurs, the principal of and accrued and unpaid interest on the Notes shall become and be immediately due and payable without any declaration of acceleration, notice or other act on the part of the Trustee or any Holders of the Notes.

(d) Holders of a majority in principal amount of the outstanding Notes may, by written notice to the Trustee, rescind any acceleration with respect to the Notes and annul its consequences if rescission would not conflict with any judgment or decree of a court of competent jurisdiction and all existing Events of Default with respect to the Notes, other than the nonpayment of principal of, and interest on the Notes, that have become due solely by such acceleration, have been cured or waived.

Section 6.03 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.04 Waiver of Defaults. The Holders of a majority in aggregate principal amount of the Notes then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee with respect to such Notes. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder, or would involve the Trustee in personal liability (it being understood and agreed that the Trustee shall have no affirmative obligation to make any such determination); provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to security and/or indemnity satisfactory to it in its sole discretion from Holders directing the Trustee against any cost, liability or expense caused by taking or not taking such action.

Section 6.05 Control by Majority. With respect to Notes of any series, the Holders of a majority in principal amount of the then outstanding Notes of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (a) or (b) of Section 6.01, and with respect to all Notes, the Holders of a majority in principal amount of all the then outstanding Notes affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default. However, the Trustee may refuse to follow any direction that conflicts with applicable law, or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

Section 6.06 Limitations on Suits. Subject to Section 6.07 hereof, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(a) such Holder has previously given the Trustee written notice that an Event of Default with respect to the Notes is continuing;

(b) Holders of at least 33 1/3% in principal amount of the outstanding Notes have requested in writing that the Trustee pursue the remedy;

(c) such Holders have offered the Trustee security and/or indemnity satisfactory to the Trustee in its sole discretion against any loss, liability or expense;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security and/or indemnity; and

(e) the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction that is inconsistent with such request within such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of and interest on the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08 Collection Suit by Trustee. If an Event of Default specified in clause (a) or (b) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuer or a Subsidiary Guarantor for the amount of principal and interest remaining unpaid on the Notes of the series affected by the Event of Default, and interest on overdue principal and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09 Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuer or a Subsidiary Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Notes may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10 Priorities. If the Trustee collects any money pursuant to this Article VI, or, after an Event of Default and acceleration of the obligations hereunder, any money or other property distributable in respect of the Issuer’s obligations under this Indenture shall be applied in the following order:

(a) First: to the Trustee (including any predecessor trustee) for amounts due under Section 7.07;

(b) Second: to Holders for amounts due and unpaid on the Notes in respect of which or for the benefit of which such money has been collected, for principal and interest ratably, without preference or priority of any kind, according to the amounts due and payable on such Notes for principal and interest, respectively; and

(c) Third: to the Issuer.

The Trustee, upon prior written notice to the Issuer, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Issuer or a Subsidiary Guarantor in any court it is necessary to convert the sum due in respect of the principal of or interest on the Notes of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given. Neither the Issuer, any Subsidiary Guarantor nor the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Notes under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Notes, but payment of such judgment shall discharge all amounts owed by the Issuer and the Subsidiary Guarantors on the claim or claims underlying such judgment.

Section 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Notes of any series.

ARTICLE VII.

TRUSTEE

Section 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b) Except during the continuance of an Event of Default with respect to the Notes of any series:

(1) the Trustee undertakes to perform such duties and only such duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts, statements, opinions or conclusions stated therein).

(c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b) and (e);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer and the Subsidiary Guarantors. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law. All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of and interest on the Notes.

Section 7.02 Rights of Trustee.

(a) The Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties.

(b) Before the Trustee acts or refrains from acting, it may require that instruction in the form of an Officer’s Certificate or an Opinion of Counsel or both to be provided. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officer’s Certificate or Opinion of Counsel. The Trustee may consult at the Issuer’s expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuer or any Subsidiary Guarantor shall be sufficient if signed by an Officer of the Issuer (or, in the case the Issuer is a limited partnership, the general partner of the Issuer, acting on behalf of the Issuer).

(f) The Trustee shall not be obligated to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document.

(g) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(h) The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which certificate may be signed by any person authorized to sign an Officer’s Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(i) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security and/or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(j) The Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.

(k) Anything in this Indenture notwithstanding, in no event shall the Trustee be liable for special, indirect, punitive or consequential or other similar loss or damage of any kind whatsoever (including but not limited to loss of profit), even if the Trustee has been advised as to the likelihood of such loss or damage and regardless of the form of action.

(l) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its control, including, without limitation, any provision of any law or regulation or any act of any governmental authority, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; pandemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

Section 7.03 May Hold Notes. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer, any Subsidiary Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties. However, the Trustee is subject to Sections 7.10 and 7.11.

Section 7.04 Trustee’s Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes or any money paid to the Issuer or any Subsidiary Guarantor or upon the Issuer’s or such Subsidiary Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Notes other than its certificate of authentication. The Trustee shall not be responsible to make any calculation with respect to any matter under this Indenture. The Trustee shall have no duty to monitor or investigate the Issuer’s compliance with or the breach of, or cause to be performed or observed, any representation, warranty, or covenant, or agreement of any Person, other than the Trustee, made in this Indenture.

Section 7.05 Notice of Defaults. If a Default or Event of Default with respect to the Notes of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Notes of such series a notice of the Default or Event of Default within 90 days after it has knowledge thereof. Except in the case of a Default or Event of Default in payment of principal of and interest on or any sinking fund installment with respect to the Notes of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Notes of such series.

Section 7.06 Reports by Trustee to Holders. Within 60 days after each May 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series, the Subsidiary Guarantors and the Issuer a brief report dated as of such reporting date that complies with TIA Section 313(a); provided that if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series. The Trustee also shall comply with TIA Section 313(b). The Trustee shall also transmit by mail all reports if and as required by TIA Sections 313(c) and 313(d). A copy of each report at the time of its mailing to Holders of a series of Notes shall be filed by the Issuer or a Subsidiary Guarantor with the SEC and each securities exchange, if any, on which the Notes of such series are listed. The Issuer shall notify the Trustee if and when any series of Notes is listed on any securities exchange.

Section 7.07 Compensation and Indemnity. The Issuer agrees to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Issuer and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer agrees to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuer and each Subsidiary Guarantor jointly and severally hereby indemnifies the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense (including fees and expenses of counsel), including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture of the trust or trusts hereunder, including the costs and expenses of defending itself against any claim (whether asserted by the Issuer, any Subsidiary Guarantor or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, or in connection with enforcing the provisions of this Section, except as set forth in the next following paragraph. The Trustee shall notify the Issuer and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity, but the failure to provide such notice shall not affect the Trustee’s rights under this Section 7.07 except to the extent that the Issuer is actually prejudiced thereby. The Issuer shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Issuer shall pay the reasonable fees and expenses of such counsel. The Issuer need not pay for any settlement made without its consent, which shall not be unreasonably withheld or delayed.

The Issuer shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s gross negligence or willful misconduct.

To secure the payment obligations of the Issuer in this Section 7.07, the Trustee shall have a lien prior to the Notes on all property and money held or collected by the Trustee, except that held in trust to pay principal of and interest on Notes of any series. Such lien and the Issuer’s obligations under this Section 7.07 shall survive the termination for any reason of this Indenture, the satisfaction and discharge of this Indenture or the resignation or removal of the Trustee.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

“Trustee” for purposes of this Section shall include any predecessor Trustee; provided, however, that the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

Section 7.08 Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08. The Trustee may resign and be discharged at any time with respect to the Notes of one or more series by so notifying the Issuer and the Subsidiary Guarantors. The Holders of a majority in principal amount of the then outstanding Notes of any series may remove the Trustee with respect to the Notes of such series by so notifying the Trustee, the Issuer and the Subsidiary Guarantors. The Issuer may remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(c) a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Notes of one or more series, the Issuer shall promptly appoint a successor Trustee or Trustees with respect to the Notes of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Notes of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Notes of any particular series). Within one year after the successor Trustee with respect to the Notes of any series takes office, the Holders of a majority in principal amount of the Notes of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuer.

If a successor Trustee with respect to the Notes of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee, the Issuer, any Subsidiary Guarantor or the Holders of at least 10% in principal amount of the then outstanding Notes of such series may (at the expense of the Issuer) petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Notes of such series.

If the Trustee with respect to the Notes of a series fails to comply with Section 7.10, any Holder of Notes of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Notes of such series.

In case of the appointment of a successor Trustee with respect to all Notes, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Issuer and to the Subsidiary Guarantors and on the request of the Issuer or the successor trustee, such retiring Trustee shall, upon payment of its charges and all other amounts payable to it hereunder, execute and deliver an instrument transferring to such successor trustee all the rights, powers and duties of the retiring Trustee. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Notes of one or more (but not all) series, the Issuer, the Subsidiary Guarantors, the retiring Trustee and each successor Trustee with respect to the Notes of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (i) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates, (ii) if the retiring Trustee is not retiring with respect to all Notes, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Notes of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (iii) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee. Nothing herein or in such Supplemental Indenture shall constitute such Trustees co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee. Upon the execution and delivery of such Supplemental Indenture and the upon payment of the retiring Trustee’s charges and all other amounts payable to it hereunder, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates. On request of the Issuer or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Notes of that or those series to which the appointment of such successor Trustee relates. Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Issuer under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

Section 7.09 Successor Trustee by Merger, etc. Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee; provided that in the case of a transfer of all or substantially all of its corporate trust business to another Person, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Notes shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

This Indenture shall always have a Trustee who satisfies the requirements of TIA Sections 310(a)(1), 310(a)(2) and 310(a)(5). The Trustee is subject to and shall comply with the provisions of TIA Section 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA Section 310(b).

Section 7.11 Preferential Collection of Claims Against the Issuer or a Subsidiary Guarantor. The Trustee is subject to and shall comply with the provisions of TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

Section 7.12 Tax Withholding. Notwithstanding any other provision of this Indenture, the Trustee shall be entitled to make a deduction or withholding from any payment which it makes under this Indenture for or on account of any present or future taxes, duties or charges if and to the extent so required by any applicable law and any current or future regulations or agreements thereunder or official interpretations thereof or any law implementing an intergovernmental approach thereto or by virtue of the relevant holder failing to satisfy any certification or other requirements in respect of the Notes, in which event the Trustee shall make such payment after such withholding or deduction has been made and shall account to the relevant authorities for the amount so withheld or deducted and shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

The Issuer hereby covenants with the Trustee that it will provide the Trustee with sufficient information so as to enable the Trustee to determine whether or not the Trustee is obliged, in respect of any payments to be made by it pursuant to this Indenture, to make any withholding or deduction pursuant to an agreement described in Section 1471(b) of the Code or otherwise imposed pursuant to Sections 1471 through 1474 of the Code and any regulations, or agreements thereunder or official interpretations thereof or any intergovernmental agreement between the United States and another jurisdiction facilitating the implementation thereof (or any law implementing such an intergovernmental agreement) (collectively, “FATCA”). The obligations imposed on the Issuer under this paragraph are limited to the extent that the Issuer has the relevant information in its possession or control, or it is reasonably obtainable by the Issuer, and that the provision of such information to the Trustee will not result in any breach of this Indenture, the Notes or any applicable law. The parties hereby agree and acknowledge that the Notes issued under this Indenture are not “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471- 2(b)(2)(i) or 1.1471-2T(b)(2)(i) and, therefore, payments under the Notes may be subject to FATCA withholding tax, as further described in the section titled “Certain United States Federal Income Tax Considerations” in the offering memorandum, dated September 15, 2020.

Section 7.13 Appointment of Co-Trustee.

(a) Notwithstanding any other provisions of this Indenture, at any time for the purpose of meeting any legal requirement of any jurisdiction, the Trustee shall have the power and may execute and deliver all instruments necessary for the appointment of one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, and to vest in such Person or Persons, in such capacity and for the benefit of the Holders, subject to the other provisions of this Section, such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 7.10 hereof and no notice to Holders of the appointment of any co-trustee is or separate trustee shall be required under Section 7.08 hereof.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(2) the Trustee shall not be personally liable by reason of any act or omission of any co-trustee or separate trustee hereunder. No co-trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any separate trustee or any other co-trustee hereunder. No separate trustee hereunder shall be personally liable by reason of any act or omission of the Trustee, any co-trustee or any other separate trustee hereunder; and

(3) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

(c) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee.

(d) Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of his, her or its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without appointment of a new or successor trustee.

ARTICLE VIII.

DISCHARGE OF INDENTURE

Section 8.01 Termination of the Issuer’s and the Subsidiary Guarantors’ Obligations.

(a) This Indenture shall cease to be of further effect with respect to the Notes of a series (except that the Issuer’s obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee and the Subsidiary Guarantors, on demand of the Issuer, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Notes of such series, when:

(1) either:

(i) all outstanding Notes of such series theretofore authenticated and issued (other than destroyed, lost or stolen Notes that have been replaced or paid) have been delivered to the Trustee for cancellation; or

(ii) all outstanding Notes of such series not theretofore delivered to the Trustee for cancellation:

(1) have become due and payable; or

(2) will become due and payable at their Stated Maturity within one year; or

(3) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

and, in the case of clause (1), (2) or (3) above, the Issuer or a Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (1)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient, without reinvestment, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Notes of such series for principal and interest to the date of such deposit (in the case of Notes which have become due and payable) or for principal and interest to the Stated Maturity or Redemption Date, as the case may be; or

(iii) the Issuer and the Subsidiary Guarantors have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Notes of such series;

(2) the Issuer or a Subsidiary Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Notes of such series; and

(3) the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with, together with an Opinion of Counsel to the same effect.

(b) Unless this Section 8.01(b) is specified as not being applicable to Notes of a series as contemplated by Section 2.01, the Issuer may, at its option, terminate certain of its and the Subsidiary Guarantors’ respective obligations under this Indenture (“covenant defeasance”) with respect to the Notes of a series if:

(1) the Issuer or a Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Notes of such series, (A) money in the currency in which payment of the Notes of such series is to be made in an amount, or (B) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Notes of such series is to be made in an amount or (C) a combination thereof, that is sufficient, without reinvestment, in the opinion

(in the case of clauses (B) and (C)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and interest on all Notes of such series on each date that such principal or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal and interest with respect to the Notes of such series as the same shall become due;

(2) the Issuer has delivered to the Trustee an Officer’s Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Notes of such series have been complied with, and an Opinion of Counsel to the same effect;

(3) no Default or Event of Default with respect to the Notes of such series shall have occurred and be continuing on the date of such deposit;

(4) the Issuer shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a tax ruling to the effect that the Holders will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of the Issuer’s exercise of its option under this Section 8.01(b) and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5) the Issuer and the Subsidiary Guarantors have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Notes of such series pursuant to this Section 8.01; and

(6) such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA Section 310(b).

Upon the Issuer’s exercise of the option applicable to this Section 8.01(b), the Issuer and each of the Subsidiary Guarantors shall, subject to the satisfaction of the conditions set forth in this Section 8.01(b), be released from each of their obligations under the covenants contained in Sections 4.03, 4.05, 4.08, 4.09, 4.10, 4.11 and 4.12 hereof, and the Notes shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “outstanding” for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, covenant defeasance means that, with respect to the outstanding Notes and Guarantees, the Issuer and the Subsidiary Guarantors may fail to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such failure to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes and Guarantees shall be unaffected thereby. In addition, upon the Issuer’s exercise of the option applicable to this Section 8.01(b), subject to the satisfaction of the conditions set forth in this Section 8.01(b), any Event of Default pursuant to Sections 6.01(c), 6.01(d), 6.01(e), 6.01(f), or 6.01(i) shall no longer constitute an Event of Default.

After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuer’s and the Subsidiary Guarantors’ obligations under this Indenture with respect to the Notes of such series except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of or interest on the Notes, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. Government Obligations shall not be callable at the issuer’s option.

(c) If the Issuer and the Subsidiary Guarantors have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Notes of a series, then, unless this Section 8.01(c) is specified as not being applicable to Notes of such series as contemplated by Section 2.01, the Issuer may elect that its and the Subsidiary Guarantors’ respective obligations to make payments with respect to Notes of such series be discharged (“legal defeasance”), if:

(1) no Default or Event of Default under clauses (g) and (h) of Section 6.01 hereof with respect to the Issuer shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(2) unless otherwise specified with respect to Notes of such series as contemplated by Section 2.01, the Issuer has delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (A) a private ruling of the Internal Revenue Service addressed to the Issuer, (B) a published ruling of the Internal Revenue Service pertaining to a comparable form of transaction or (C) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

(3) the Issuer and the Subsidiary Guarantors have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Notes of such series pursuant to this Section 8.01(c); and

(4) the Issuer has delivered to the Trustee an Issuer Request requesting such legal defeasance of the Notes of such series and an Officer’s Certificate stating that all conditions precedent with respect to such legal defeasance of the Notes of such series have been complied with, together with an Opinion of Counsel to the same effect.

In such event, the Issuer and the Subsidiary Guarantors shall be discharged from their respective obligations under this Indenture and the Notes of such series to pay principal of and interest on Notes of such series, the Issuer’s and the Subsidiary Guarantors’ respective obligations under Sections 4.01, 4.02, 4.04, 4.06 and 4.07 and Article X shall terminate with respect to such Notes, and the entire indebtedness of the Issuer evidenced by such Notes and of the Subsidiary Guarantors evidenced by the related Guarantees shall be deemed paid and discharged.

(d) If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Notes of a series are specified to be applicable to such series as contemplated by Section 2.01, each of the Issuer and the Subsidiary Guarantors may terminate any or all of its obligations under this Indenture with respect to Notes of a series and any or all of its obligations under the Notes of such series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Notes of such series.

(e) If Notes of any series subject to subsections (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Issuer shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer.

Section 8.02 Application of Trust Money. The Trustee or a trustee satisfactory to the Trustee and the Issuer shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof. It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes of the series with respect to which the deposit was made.

Section 8.03 Repayment to Issuer or Subsidiary Guarantor. The Trustee and the Paying Agent shall promptly pay to the Issuer or any Subsidiary Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Issuer.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal and interest that remain unclaimed for two years after the date upon which such payment shall have become due. After payment to the Issuer, Holders entitled to the money must look to the Issuer for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

Section 8.04 Reinstatement. If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Notes of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Subsidiary Guarantors under this Indenture with respect to the Notes of such series and under the Notes of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided that if the Issuer or any Subsidiary Guarantor has made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer or such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX.

SUPPLEMENTAL INDENTURES AND AMENDMENTS

Section 9.01 Without Consent of Holders. The Issuer and the Trustee may amend or supplement this Indenture or the Notes or waive any provision hereof or thereof without the consent of any Holder:

(a) to cure any ambiguity, omission, defect or inconsistency;

(b) to provide for the assumption by a successor of the Note Obligations of the Issuer under this Indenture and the Notes;

(c) to provide for uncertificated Notes in addition to or in place of certificated Notes;

(d) to establish any guarantee by a Subsidiary or release any Subsidiary Guarantor as provided in this Indenture;

(e) to secure the Notes or any Subsidiary Guarantee;

(f) to comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) to add to the covenants of the Issuer or any Subsidiary Guarantor for the benefit of the Holders of all or any series of Notes (and if such covenants are to be for the benefit of less than all series of Notes, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuer or any Subsidiary Guarantor;

(h) to add any additional Events of Default with respect to all or any series of the Notes (and, if any Event of Default is applicable to less than all series of Notes, specifying the series to which such Event of Default is applicable);

(i) to make any change that does not adversely affect the rights under this Indenture of any Holder of Notes in any material respect (as determined in good faith by any Officer of the Issuer involved in or otherwise familiar with such change);

(j) to conform the text of this Indenture or the Notes to any provision of the Description of Notes to the extent that such provision of the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Guarantees or the Notes, as certified by an Officer’s Certificate delivered to the Trustee;

(k) to provide for the issuance of Additional Notes under this Indenture;

(l) to provide for a successor Trustee in accordance with the provisions of this Indenture; or

(m) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Notes; provided, however, that any such action does not adversely affect the interest of the Holders of Notes of such series or any other series of Notes in any respect; or

(n) to establish the form or terms of Notes of any series as permitted by Section 2.01.

During any time when the Trustee is party to the Collateral Documents, without the consent of any Holder of Notes, the Issuer or the Trustee may amend the Collateral Documents to:

(1) in the case of the Collateral Documents, in order to subject the security interests in the Collateral in respect of any Additional First Lien Obligations and Credit Facilities Obligations to the terms of the Collateral Documents, in each case to the extent the incurrence of such Indebtedness, and the grant of all Liens on the Collateral held for the benefit of such Indebtedness are permitted hereunder;

(2) confirm and evidence the release, termination or discharge of any Lien securing any of the Notes when such release, termination or discharge is permitted hereby or by the Collateral Documents;

(3) with respect to any Collateral Document, to the extent such amendment is reasonably necessary to comply with the terms of the Intercreditor Agreement or Collateral Agency Agreement; or

(4) make such amendments, supplements, modifications and waivers to the Collateral Documents as reasonably required or that the Issuer deems reasonably necessary for the issuance of the Notes, any other series of Notes issued under this Indenture (if applicable) or any Additional First Lien Debt Facility, including any amendments necessary for the grant of Collateral during the Security Requirement Period or release of Collateral once the Security Requirement Period ceases to be in effect.

For the avoidance of doubt, after the Security Requirement Period has ceased to be in effect and the Trustee is not party to the Collateral Documents, the Issuer may amend the Collateral Documents without the consent of any Holder of notes or the Trustee.

Upon the request of the Issuer, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuer and the Subsidiary Guarantors in the execution of any Supplemental Indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

Section 9.02 With Consent of Holders. Except as provided below in this Section 9.02, the Issuer, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Notes of any one or more series or all series or a solicitation of consents in respect of Notes of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Notes of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Notes of all series affected by such amendment or supplement (acting as one class).

Upon the request of the Issuer, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuer and the Subsidiary Guarantors in the execution of such amendment or Supplemental Indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the then outstanding Notes of one or more series or of all series may waive compliance in a particular instance by the Issuer or any Subsidiary Guarantor with any provision of this Indenture with respect to Notes of such series (including waivers obtained in connection with a tender offer or exchange offer for Notes of such series or a solicitation of consents in respect of Notes of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Notes of such series (but the terms of such offer or solicitation may vary from series to series)).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(a) reduce the percentage in principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the rate of or change the time for payment of interest on any Note;

(c) reduce the principal of or extend the stated maturity of any Note;

(d) reduce the premium payable upon the redemption of any Note; provided, however, that any purchase or repurchase of any Notes, including pursuant to Section 4.08 shall not be deemed a redemption of any Notes;

(e) make any Notes payable in money other than U.S. dollars;

(f) impair the right of any Holder to receive payment of the principal of and interest on such Holder’s Note or to institute suit for the enforcement of any payment on or with respect to such Holder’s Note; or

(g) make any change in the provisions of this Article IX which require each Holder’s consent.

A Supplemental Indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Notes, or which modifies the rights of the Holders of Notes of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Notes of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Issuer or any Subsidiary Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Notes with respect to which such consent is required or sought as of a date identified by the Issuer or such Subsidiary Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

During the Security Requirement Period, without the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding, an amendment or waiver may not make any change in any of the Note Documents in any way that would release all or substantially all of the Collateral from the Liens of the Collateral Documents (except as permitted by the terms of the Note Documents) or change or alter the priority of the security interests in the Collateral.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuer shall mail, or deliver electronically if the Notes are held through DTC, to the Holders of each Note affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Issuer to mail or deliver electronically such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Section 9.03 Compliance with Trust Indenture Act. Every amendment or supplement to this Indenture or the Notes shall comply in form and substance with the TIA as then in effect.

Section 9.04 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent is not made on any Note. However, any such Holder or subsequent Holder may revoke the consent as to his or her Note or portion of a Note if the Trustee receives written notice of revocation before a date and time therefor identified by the Issuer or any Subsidiary Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuer or any Subsidiary Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA Section 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture. If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Notes required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (a) through (i) of Section 9.02 hereof. In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Note.

Section 9.05 Notation on or Exchange of Notes. If an amendment or supplement changes the terms of an outstanding Note, the Issuer may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note at the request of the Issuer regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue, and the Subsidiary Guarantors shall execute and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment or supplement.

Notes of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

Section 9.06 Trustee to Sign Amendments, etc. The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign it. In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, (i) an Officer’s Certificate and an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture provided at the expense of the Issuer or a Subsidiary Guarantor as conclusive evidence that such amendment or supplement is authorized or permitted by this Indenture and (ii) and an Opinion of Counsel to the effect that such supplemental indenture is enforceable against the Issuer, and the Subsidiary Guarantors in accordance with its terms, subject to then customary exceptions provided at the expense of the Issuer or a Subsidiary Guarantor.

ARTICLE X.

GUARANTEE

Section 10.01 Guarantee.

(a) Notwithstanding any provision of this Article X to the contrary, the provisions of this Article X relating to the Subsidiary Guarantors shall be applicable only to, and inure solely to the benefit of, the Notes of any series designated, pursuant to Section 2.01, as entitled to the benefits of the Guarantee of each of the Subsidiary Guarantors.

(b) For value received, each of the Subsidiary Guarantors that has executed a Supplemental Indenture hereto hereby fully, unconditionally and absolutely guarantees (the “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of and interest on the Notes and all other amounts due and payable under this Indenture and the Notes by the Issuer, when and as such principal and interest shall become due and payable, whether at the stated maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Notes and this Indenture, subject to the limitations set forth in Section 10.03.

(c) Failing payment when due of any amount guaranteed pursuant to the Guarantee, for whatever reason, each of the Subsidiary Guarantors shall be jointly and severally obligated to pay the same immediately. The Guarantee hereunder is intended to be a general, senior obligation of each of the Subsidiary Guarantors and will rank pari passu in right of payment with all Indebtedness of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to the Guarantee. Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Notes, the Guarantee (including the Guarantee of any Subsidiary Guarantor) or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer or any Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of or interest on the Notes, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Subsidiary Guarantor to enforce the Guarantee without first proceeding against the Issuer or any other Subsidiary Guarantor.

(d) The obligations of each of the Subsidiary Guarantors under this Article X shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuer or any of the Subsidiary Guarantors contained in the Notes or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuer, any of the Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Issuer, any of the Subsidiary Guarantors or the Trustee of any rights or remedies under the Notes or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Notes, including all or any part of the rights of the Issuer or any of the Subsidiary Guarantors under this Indenture, (v) the extension of the time for payment by the Issuer or any of the Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Notes or this Indenture or of the time for performance by the Issuer or any of the Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuer or any of the Subsidiary Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Issuer or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Notes, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Issuer or any of the Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Notes, the Guarantee or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the Guarantee) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e) Each of the Subsidiary Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuer or any of the Subsidiary Guarantors, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing the Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing the Guarantee without notice to it and (iii) covenants that the Guarantee will not be discharged except by complete performance of the Guarantee. Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to the Guarantee is, or must be, rescinded or returned for any reason whatsoever, including without limitation, insolvency, bankruptcy or reorganization of the Issuer or any of the Subsidiary Guarantors, the Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and the Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f) Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Issuer in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of this Indenture; provided that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Notes and the Guarantee shall have been paid in full or discharged.

Section 10.02 Execution and Delivery of Guarantee. As evidence of the Guarantee set forth in Section 10.01, each of the Subsidiary that is required to become a Subsidiary Guarantor pursuant to the terms of this Indenture shall hereby execute a Supplemental Indenture in the form of Exhibit D adding such Subsidiary as a new Subsidiary Guarantor, by manual, facsimile or pdf or other electronically-imaged (including, without limitation, DocuSign or Adobe Sign) signature of an Officer of such Subsidiary Guarantor. If any Officer of the Subsidiary Guarantor whose signature is on a Supplemental Indenture no longer holds that office at the time the Trustee authenticates the applicable Note or at any time thereafter, the Guarantee of such Note shall be valid nevertheless. The delivery of any Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors. The Trustee hereby accepts the trusts in this Indenture upon the terms and conditions herein set forth.

Section 10.03 Limitation on Liability of the Subsidiary Guarantors. Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Note entitled to the benefits of the Guarantee hereby confirm that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law. To effectuate the foregoing intention, the Holders of a

Note entitled to the benefits of the Guarantee and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as shall, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under the Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

Section 10.04 Release of Subsidiary Guarantors from Guarantee.

(a) If no Default with respect to the Notes has occurred and is continuing under this Indenture, and to the extent not otherwise prohibited by this Indenture, a Subsidiary Guarantor shall be automatically and unconditionally released and discharged from its Guarantee:

(1) upon any direct or indirect sale, transfer or other disposition, whether by way of merger or otherwise, to any Person that is not a Subsidiary of the Issuer, of (a) all of the Capital Stock representing ownership of such Subsidiary Guarantor or (b) all or substantially all the assets of such Subsidiary Guarantor, in each case, if such sale, transfer or other disposition, is made in compliance with the applicable provisions of this Indenture;

(2) upon the liquidation or dissolution of such Subsidiary Guarantor;

(3) following delivery by the Issuer to the Trustee of an Officer’s Certificate to the effect that such Subsidiary Guarantor is no longer a guarantor of Material Indebtedness of the Issuer (other than the Notes);

(4) upon legal defeasance or satisfaction and discharge of this Indenture as provided in Article VIII; or

(5) upon the discharge of the Issuer’s obligations in accordance with the terms of this Indenture.

(b) The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from the Guarantee upon receipt of a written request of the Issuer accompanied by an Officer’s Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. Any Subsidiary Guarantor not so released remains liable for the full amount of principal of and interest on the Notes entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.

Section 10.05 Reinstatement of Guarantees.

If at any time following any release of a Subsidiary from its Guarantee pursuant to Section 10.04(a)(3) above, such Subsidiary again guarantees or becomes a co-obligor with respect to any obligations of the Issuer in respect of any Material Indebtedness, then the Issuer shall cause such Subsidiary to again become a Subsidiary Guarantor by executing and delivering a Supplemental Indenture to this Indenture substantially in the form of Exhibit D hereto to the Trustee and thus guarantee the Notes and all other Note Obligations of the Issuer under this Indenture, in accordance with the terms of this Indenture.

Section 10.06 Contribution. In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (as applicable) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuer’s obligations with respect to the Notes or any other Subsidiary Guarantor’s obligations with respect to its Guarantee.

Section 10.07 Execution of Supplemental Indenture by Additional Guarantors

If at any time following the Issue Date any Subsidiary of the Issuer is required to become a Subsidiary Guarantor pursuant to Section 4.12, then the Issuer shall cause, on the terms set forth in Section 4.12, such Subsidiary to execute and deliver to the Trustee a Supplemental Indenture substantially in the form of Exhibit D pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 10 and shall guarantee all Note Obligations of the Issuer with respect to the Notes on the terms provided for in this Indenture.

ARTICLE XI.

COLLATERAL AND SECURITY

Section 11.01 General.

The Credit Facilities Obligations are secured on a first-priority basis with Liens on the Collateral. The Notes will be secured to the same extent as such obligations are so secured for so long as (x) there are any Term Loan Obligations outstanding (or any binding commitments in respect of any Term Loan Obligations) that are (or, in the case of any such commitments, will be) secured by Liens on any Collateral or (y) the aggregate amount of secured Indebtedness of the Issuer and the Subsidiary Guarantors (other than the Notes or any other series of Notes issued under this Indenture and any other secured Indebtedness that would become unsecured concurrent with the termination of the Security Requirement Period under the indenture) outstanding at any one time, together with all Attributable Indebtedness from Sale-Leaseback Transactions (excluding Sale-Leaseback Transactions permitted by Section 4.11(a)(1) through (3), inclusive), exceeds $1.25 billion (such period, the “Security Requirement Period”). Once the Security Requirement Period ceases to be in effect, the Notes will remain senior unsecured obligations of the Issuer. Upon the release of the Liens securing the Notes pursuant to Section 11.04(d)(1), Section 4.10 will continue to govern the incurrence of Liens by the Issuer and its Subsidiary Guarantors.

Section 11.02 Collateral Documents.

(a) In order to secure the due and punctual payment of the Note Obligations, when the same shall be due and payable, whether on an Interest Payment Date, at Maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law) on the Notes and performance of all other Note Obligations, (i) the Issuer has, prior to the date of this Indenture, entered into Collateral Documents granting the Collateral Agent a Lien on all property and assets of the Issuer (subject to the exclusions set forth in the Collateral Documents) securing the First Lien Obligations and (ii) the Issuer agrees that it shall take all such action as shall be required to ensure that the Note Obligations will, during the Security Requirement Period, be secured by a Lien, subject only to Permitted Liens, on the Collateral.

(b) The Note Documents (other than the Intercreditor Agreement) are subject to the terms, limitations and conditions set forth in the Intercreditor Agreement. Each Holder of Notes, by its acceptance of a Note, is deemed to (i) have consented and agreed to the terms of each Collateral Document, as originally in effect and as amended, supplemented or replaced from time to time in accordance with its terms or the terms of this Indenture or the Intercreditor Agreement, (ii) have authorized and directed the Trustee to enter into the Joinder Documents, (iii) have consented to the appointment of the Collateral Agent pursuant to the Collateral Agency Agreement, (iv) have authorized and directed the Collateral Agent to enter into the Collateral Documents to which it is a party, and (v) have authorized and empowered the Collateral Agent (through the Intercreditor Agreement and the Collateral Agency Agreement) to bind the Holders of Notes and other holders of First Lien Obligations as set forth in the Collateral Documents to which they are a party and to perform its obligations and exercise its rights and powers thereunder, including entering into amendments permitted by the terms of the Note Documents. To the extent that any provision of the Note Documents is not consistent with or contradicts the Intercreditor Agreement or the Collateral Agency Agreement, the Intercreditor Agreement and/or the Collateral Agency Agreement shall govern.

(c) Each Holder of Notes, by its acceptance of a Note, is deemed to have:

(1) authorized, consented to and directed the Trustee to enter into the Joinder Documents;

(2) during the Security Requirement Period, agreed that it is subject to and bound by the provisions of the Intercreditor Agreement in its capacity as a Holder of Notes;

(3) authorized the Collateral Agent’s execution and delivery of the Collateral Documents prior to the date hereof (in accordance with the Intercreditor Agreement and Collateral Agency Agreement);

(4) consented and agreed that the Collateral Agent may execute and deliver any additional Collateral Documents not in effect as of the date hereof and act in accordance with the terms thereof;

(5) consented and agreed that the Collateral Agent may, in its sole discretion and without the consent of the Trustee or the Holders, take all actions it deems necessary or appropriate in order to:

(i) enforce any of the terms of the Collateral Documents; and

(ii) collect and receive any and all amounts payable in respect of the Note Obligations of the Issuer and the Subsidiary Guarantors to the Holders, the Collateral Agent or the Trustee under the Note Documents.

Section 11.03 Recording, Registration and Opinions; Trustee’s Disclaimer Regarding Collateral.

(a) Unless the Collateral has been released, the Issuer and, if applicable, any Subsidiary Guarantors, shall take or cause to be taken all action required pursuant to the terms of the Collateral Documents to perfect, maintain, preserve and protect the Lien on the Collateral granted by the Collateral Documents (subject only to Permitted Liens and to the terms of the Collateral Documents), or that are otherwise required by Section 314(b) of the TIA, including without limitation arranging for the filing of financing statements, continuation statements and any instruments of further assurance, in such manner and in such places as may be required by law fully to preserve and protect the rights of the Holders, the Trustee and the Collateral Agent under the Note Documents to all property now or hereafter at any time comprising the Collateral. The Issuer shall from time to time promptly pay all financing, continuation statements, registration and/or filing fees, charges and taxes relating to the Note Documents, any amendments thereto and any other instruments of further assurance required hereunder or pursuant to the Collateral Documents. Neither the Trustee nor the Collateral Agent shall have any obligation to, and neither of them shall be responsible for any failure to, so register, file or record.

(b) The Issuer shall otherwise comply with the provisions of TIA Section 314(b).

(c) Notwithstanding anything to the contrary set forth in the Note Documents, neither the Trustee nor the Collateral Agent shall be responsible for the existence, genuineness or value of any of the Collateral, or for the creation, validity, perfection, priority or enforceability of the Liens in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of the Issuer to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral.

(d) The Trustee shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Indenture or any other Collateral Document by the Issuer or any other Person that is a party thereto or bound thereby. The Trustee shall not be responsible or liable for seeing to or monitoring the attachment, perfection, or priority of any lien or security interest created or intended to be created in the Collateral hereby or by any of the Collateral Documents. The Trustee shall not be responsible for the preparation, correctness, filing, re-filing, recording or re-recording of any security documents or instruments, including UCC financing statements or continuation statements in any public office at any time or times or otherwise perfecting or maintaining the perfection of any lien or security interest in any of the Collateral.

Section 11.04 Possession, Use and Release of Collateral.

(a) Each Holder, by accepting a Note, consents and agrees to the provisions of the Note Documents governing the possession, use and release of Collateral. Each Holder, by accepting a Note, consents and agrees that Collateral may, and, as applicable, shall, be released or substituted in accordance with the terms of the Collateral Documents.

(b) The Liens upon the Collateral shall automatically be released in whole, (1) with respect to any Collateral sold, transferred or disposed of (other than to the Issuer or any Subsidiary Guarantor to the extent such Subsidiary Guarantor is required pursuant to the terms of the Collateral Documents or this Indenture to grant Liens on such Collateral (if any)) in accordance with the terms of this Indenture, upon the sale, transfer or other disposition of that Collateral; and (2) in accordance with the terms of the Intercreditor Agreement.

(c) The Collateral Agent’s Liens upon the Collateral shall automatically no longer inure to the benefit of the Note Obligations at any time this Indenture no longer requires the Note Obligations to be secured by the Collateral and the Trustee has delivered to the Collateral Agent a written notice withdrawing Note Obligations as being secured under the Collateral Documents.

(d) In addition to the foregoing, so long as no Default or Event of Default in either case relating to a failure to pay principal or interest on the Notes when due has occurred and is continuing, the obligations of the Issuer and any Subsidiary Guarantor (to the extent such Subsidiary Guarantor is required pursuant to the terms of the Collateral Documents or this Indenture to grant Liens on such Collateral if any) to maintain the Note Obligations as First Lien Obligations or otherwise provide Liens on Collateral in accordance with this Article XI shall automatically and unconditionally be terminated subject to satisfaction of any of the following circumstances:

(1) the Security Requirement Period is no longer in effect;

(2) upon payment in full of all outstanding Notes and all other amounts due under this Indenture and the Notes;

(3) upon satisfaction and discharge of this Indenture as set forth under Article VIII;

(4) upon a legal defeasance or covenant defeasance as set forth under Article VIII; or

(5) as to any Collateral that constitutes all or substantially all of the Collateral, with the consent of the Holders of at least two-thirds in principal amount of the Notes then outstanding.

Under this Indenture, the Trustee, at the request of the Issuer, as the Senior Class Debt Representative in respect of the Note Obligations, shall be required to provide any such consent on behalf of Holders to the extent any such modification or release is otherwise permitted under this Indenture, including as set forth under this Section 11.04(d).

Upon delivery of an Officer’s Certificate and Opinion of Counsel delivered to the Trustee in accordance with in the requirements specified in this Indenture, the Trustee shall provide a notice to the Collateral Agent that the Note Obligations no longer constitute First Lien Obligations.

(e) The Collateral Agent or the Trustee, as applicable, shall execute and deliver all such authorizations, instructions and other instruments and take such actions (and the Holders will be deemed to have consented to and authorized the Collateral Agent or the Trustee, as applicable, to execute and deliver any such authorization, instruction or instrument and take any such action) under the Collateral Documents or otherwise as may be requested by the Issuer to evidence, confirm and effectuate any release of Collateral provided for in Section 11.04(b), (c), and (d).

(f) At the request of the Issuer and upon delivery of the Opinion of Counsel and Officer’s Certificate provided for in this Section 11.04(f), at the Issuer’s cost and expense, the Trustee will execute and deliver any documents, instructions or instruments evidencing any permitted release by the Collateral Agent of the Liens on any Collateral in favor of the Collateral Agent and the Holders will be deemed to have consented to and authorized the Trustee to execute and deliver any such documentation, instruction or instrument. The Trustee shall be entitled to receive an Opinion of Counsel and Officer’s Certificate in connection with any release of Liens evidencing compliance with the terms of this Indenture and the Collateral Documents.

Section 11.05 Certificates of the Issuer.

The Issuer and, to the extent applicable, any Subsidiary Guarantor, shall furnish to the Trustee, prior to each proposed release of Collateral pursuant to the Collateral Documents:

(1) all documents required by TIA Section 314(d); and

(2) an Opinion of Counsel, which may be rendered by internal counsel to the Issuer or, to the extent applicable, to the extent applicable, any Subsidiary Guarantor, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d).

The Trustee shall, to the extent permitted by Sections 7.01 and 7.02, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

Section 11.06 Purchaser Protected.

No purchaser or grantee of any property or rights purporting to be released herefrom shall be bound to ascertain the authority of the Trustee or Collateral Agent to execute the release or to inquire as to the existence of any conditions herein prescribed for the exercise of such authority; nor shall any purchaser or grantee of any property or rights permitted by this Indenture to be sold or otherwise disposed of by the Issuer or any Subsidiary Guarantor be under any obligation to ascertain or inquire into the authority of the Issuer or such Subsidiary Guarantor to make such sale or other disposition.

ARTICLE XII.

MISCELLANEOUS

Section 12.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA Section 318(c), the imposed duties shall control.

Section 12.02 Notices. Any notice or communication by the Issuer, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Issuer or the Subsidiary Guarantors:

Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, Texas 77002

Attn: Chief Financial Officer

With a copy to (which copy shall be delivered as an accommodation and shall not be required to be delivered in satisfaction of any requirement hereof):

Sullivan & Cromwell LLP

125 Broad Street

New York, NY 10004-2498

Attn: John E. Estes

If to the Trustee:

The Bank of New York Mellon

500 Ross Street, 12th Floor

Pittsburgh, PA 15262

Facsimile No.: 412-234-8377

Attn: Corporate Trust Administration – Corporation Finance Unit

The Issuer, any Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be delivered electronically if the Notes are held through DTC or mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar. Failure to deliver electronically or mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is delivered or mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, in which case it is duly given only when received by the Trustee at its Corporate Trust Office.

If the Issuer or a Subsidiary Guarantor delivers or mails a notice or communication to Holders, it shall mail a copy to the others and to the Trustee and each Agent at the same time.

All notices or communications, including without limitation notices to the Trustee, the Issuer or a Subsidiary Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

The Trustee shall have the right, but shall not be required, to rely upon and comply with notices, instructions, directions or other communications sent by e-mail, facsimile and other similar unsecured electronic methods by persons believed by the Trustee to be authorized to give instructions and directions on behalf of the Issuer. The Trustee shall have no duty or obligation to verify or confirm that the person who sent such instructions or directions is, in fact, a person authorized to give instructions or directions on behalf of the Issuer; and the Trustee shall have no liability for any losses, liabilities, costs or expenses incurred or sustained by the Issuer as a result of such reliance upon or compliance with such notices, instructions, directions or other communications. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit notices, instructions, directions or other communications to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk of interception and misuse by third parties. The Issuer shall use all reasonable endeavors to ensure that any such notices, instructions, directions or other communications transmitted to the Trustee pursuant to this Indenture are complete and correct. Any such notices, instructions, directions or other communications shall be conclusively deemed to be valid instructions from the Issuer to the Trustee for the purposes of this Indenture.

Section 12.03 Communication by Holders with Other Holders. Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 12.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer or a Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuer shall, if requested by the Trustee, furnish to the Trustee at the expense of the Issuer:

(a) an Officer’s Certificate (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel (which shall include the statements set forth in Section 12.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

Section 12.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA Section 314(a)(4)) shall comply with the provisions of TIA Section 314(e) and shall include:

(a) a statement that the Person making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

Section 12.06 Rules by Trustee and Agents. The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 12.07 Legal Holidays. If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 12.08 No Recourse Against Others. A director, officer, employee, stockholder, partner or other owner of the Issuer, a Subsidiary Guarantor or the Trustee, as such, shall not have any liability for any obligations of the Issuer under the Notes, for any obligations of any Subsidiary Guarantor under the Guarantee, or for any obligations of the Issuer, any Subsidiary Guarantor or the Trustee under this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. The Bank of New York Mellon is acting under this Indenture solely as Trustee and not individually and recourse against it as trustee for the obligations of the Issuer hereunder shall be limited solely to the assets held by it in its capacity as Trustee. Each Holder by accepting a Note waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of Notes.

Section 12.09 Governing Law, etc.

THIS INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

EACH OF THE ISSUER, THE SUBSIDIARY GUARANTORS AND THE TRUSTEE, AND EACH HOLDER OF A NOTE BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Each of the Issuer and the Subsidiary Guarantors irrevocably consents and submits, for itself and in respect of any of its assets or property, to the nonexclusive jurisdiction of any court of the State of New York or any United States Federal court sitting, in each case, in the Borough of Manhattan, The City of New York, New York, United States of America, and any appellate court from any thereof in any suit, action or proceeding that may be brought in connection with this Indenture or the Notes, and waives any immunity from the jurisdiction of such courts. Each of the Issuer and the Subsidiary Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action or proceeding that may be brought in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Each of the Issuer and the Subsidiary Guarantors agrees, to the fullest extent that it lawfully may do so, that final judgment in any such suit, action or proceeding brought in such a court shall be conclusive and binding upon the Issuer and the Subsidiary Guarantors, and waives, to the fullest extent permitted by law, any objection to the enforcement by any competent court in the Issuer’s or Subsidiary Guarantor’s jurisdiction of organization of judgments validly obtained in any such court in New York on the basis of such suit, action or proceeding provided that neither the Issuer nor any Subsidiary Guarantor waive, and the foregoing provisions of this sentence shall not constitute or be deemed to constitute a waiver of, (i) any right to appeal any such judgment, to seek any stay or otherwise to seek reconsideration or review of any such judgment or (ii) any stay of execution or levy pending an appeal from, or a suit, action or proceeding for reconsideration of, any such judgment.

Section 12.10 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer, any Subsidiary Guarantor or any Subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 12.11 Successors. All agreements of the Issuer and the Subsidiary Guarantors in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 12.12 Severability. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

Section 12.13 Counterpart Originals. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this Indenture, the Notes and any document to be signed in connection with this Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates, Issuer Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 12.14 Table of Contents, Headings, etc. The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

CHENIERE ENERGY, INC.

/s/ Zach Davis
Name: Zach Davis
Title: Senior Vice President and Chief Financial Officer

[Signature Page to Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

/s/ Francine Kincaid
Name: Francine Kincaid Title: Vice President

[Signature Page to Indenture]

EXHIBIT A

CHENIERE ENERGY, INC.

as Issuer,

and

any Subsidiary Guarantors party hereto

and

THE BANK OF NEW YORK MELLON,

as Trustee

[ ● ] SUPPLEMENTAL INDENTURE

Dated as of [ ● ]

to

Indenture dated as of [ ● ], 2020

[ ● ]% Senior Secured Notes due 20[ ● ]

THIS [ ● ] SUPPLEMENTAL INDENTURE dated as of [ ● ] (this “[ ● ] Supplemental Indenture”), is among Cheniere Energy, Inc., a Delaware corporation, as issuer (the “Issuer”)[, the Subsidiary Guarantors (as defined in the Base Indenture)] and The Bank of New York Mellon, a national banking association, as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Issuer has executed and delivered to the Trustee an Indenture, dated as of September 22, 2020 (the “Base Indenture” and as supplemented by this [ ● ] Supplemental Indenture, the “Indenture”), providing for the issuance by the Issuer from time to time of its notes to be issued in one or more series unlimited as to principal amount;

WHEREAS, the Issuer has duly authorized and desires to cause to be established pursuant to the Base Indenture and this [ ● ] Supplemental Indenture a new series of notes;

WHEREAS, Sections 2.01 and 2.04 of the Base Indenture permit the execution of indentures supplemental thereto to establish the form and terms of notes of any series;

WHEREAS, pursuant to Section 9.01 of the Base Indenture, the Issuer has requested and hereby requests that the Trustee join in the execution of this [ ● ] Supplemental Indenture to establish the form and terms of the Notes (as defined below) and the Trustee is authorized to execute and deliver this [ ● ] Supplemental Indenture;

WHEREAS, all things necessary have been done to make the Notes, when executed by the Issuer and authenticated and delivered hereunder and under the Base Indenture and duly issued by the Issuer, the valid obligations of the Issuer[ and the Subsidiary Guarantors], and to make this [ ● ] Supplemental Indenture a valid agreement of the Issuer[ and the Subsidiary Guarantors] enforceable in accordance with its terms.

NOW, THEREFORE, in consideration of the premises, agreements and obligations set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree, for the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I.

RELATION TO BASE INDENTURE; DEFINITIONS

Section 1.01 Relation to Base Indenture.

With respect to the Notes (as defined below), this [ 🌑 ] Supplemental Indenture constitutes an integral part of the Base Indenture.

Section 1.02 Generally.

The rules of interpretation set forth in the Base Indenture shall be applied hereto as if set forth in full herein.

Section 1.03 Definition of Certain Terms

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Base Indenture.

ARTICLE II.

GENERAL TERMS OF THE NOTES

Section 2.01 Form.

The Notes and the Trustee’s certificates of authentication included therein shall be substantially in the form set forth on Exhibit A-1 or Exhibit A-2 to this [ 🌑 ] Supplemental Indenture, which is hereby incorporated into this [ 🌑 ] Supplemental Indenture. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this [ 🌑 ] Supplemental Indenture and to the extent applicable, the Issuer[, the Subsidiary Guarantors] and the Trustee, by their execution and delivery of this [ 🌑 ] Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

The Notes shall be issued upon original issuance in whole in the form of one or more Global Notes. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions.

The Issuer initially appoints The Depository Trust Company to act as Depositary with respect to the Global Notes.

Section 2.02 Title, Amount and Payment of Principal and Interest.

(a) The Notes shall be entitled the “[ 🌑 ]% Senior Notes due 20[ 🌑 ]”. The Trustee shall authenticate and deliver (i) the Notes for original issue on the date hereof (the “Initial Notes”) in the aggregate principal amount of $[ 🌑 ], and (ii) additional Notes (the “Additional Notes”) for original issue from time to time after the date hereof in such principal amounts as may be specified in an Issuer Order described in this paragraph, which will be part of the same series as the Initial Notes and which will have the same terms (except for the issue date, issue price and, in some cases, the initial interest accrual date and the first Interest Payment Date), in each case upon an Issuer Order for the authentication and delivery thereof and satisfaction of the other provisions of Section 2.04 of the Base Indenture. Such order shall specify the amount of the Notes to be authenticated, the date on which the original issue of Notes is to be authenticated, and the name or names of the initial Holder or Holders. The aggregate principal amount of Notes that may be outstanding at any time may not exceed $[ 🌑 ] plus such additional principal amounts as may be issued and authenticated pursuant to clause (ii) of this paragraph (except as provided in Section 2.09 of the Indenture). The Initial Notes and any Additional Notes issued and authenticated pursuant to clause (ii) of this paragraph shall constitute a single series of notes for all purposes under the Indenture (collectively, the “Notes”).

(b) The principal amount of each Note shall be payable on [ 🌑 ]. Each Note shall bear interest from the date of original issuance, or the most recent date to which interest has been paid, at the fixed rate of [ 🌑 ]% per annum. The dates on which interest on the Notes shall be payable shall be [ 🌑 ] and [ 🌑 ] of each year, commencing [ 🌑 ] (the “Interest Payment Dates”). The regular record date for interest payable on the Notes on any Interest Payment Date shall be [ 🌑 ] and [ 🌑 ], as the case may be, next preceding such Interest Payment Date.

(c) Payments of principal of, premium, if any, and interest due on the Notes representing Global Notes on any Interest Payment Date or at maturity will be made available to the Trustee by 10:00 a.m., New York City time, on such date, unless such date falls on a day which is not a Business Day, in which case such payments will be made available to the Trustee by 10:00 a.m., New York City time, on the next Business Day. As soon as possible thereafter, the Trustee will make such payments to the Depositary.

Section 2.03 Transfer and Exchange.

The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary, in accordance with Section 2.08 of the Base Indenture and the rules and procedures of the Depositary therefor, which shall include restrictions on transfer comparable to those set forth therein and herein to the extent required by the Securities Act of 1933, as amended.

ARTICLE III.

MISCELLANEOUS PROVISIONS

Section 3.01 Ratification of Base Indenture.

The Base Indenture, as supplemented by this [ 🌑 ] Supplemental Indenture, is in all respects ratified and confirmed, and this [ 🌑 ] Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 3.02 Trustee Not Responsible for Recitals.

The recitals contained herein and in the Notes, except with respect to the Trustee’s certificates of authentication, shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, adequacy or sufficiency of this [ 🌑 ] Supplemental Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Issuer of the Notes or of the proceeds thereof.

Section 3.03 Table of Contents, Headings, etc.

The table of contents and headings of the Articles and Sections of this [ 🌑 ] Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

Section 3.04 Counterpart Originals.

This [ 🌑 ] Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this [ 🌑 ] Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this [ 🌑 ] Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this [ 🌑 ] Indenture as to the parties hereto and may be used in lieu of the original.

Anything in this [ 🌑 ] Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this [ 🌑 ] Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture, this [ 🌑 ] Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates, Issuer Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

Section 3.05 Governing Law.

THIS [ 🌑 ] SUPPLEMENTAL INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 3.06 Trust Indenture Act Controls.

Upon registration of the Notes in accordance with the Registration Rights Agreement, if any provision of the Supplemental Indenture limits, qualifies, or conflicts with another provision that is required to be included in the Indenture by the TIA, the required provision shall control.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this [ 🌑 ] Supplemental Indenture to be duly executed as of the day and year first above written.

CHENIERE ENERGY, INC.

Name:
Title:

[SUBSIDIARY GUARANTORS]

Name:
Title:

[Signature Page to [ 🌑 ] Supplemental Indenture]

THE BANK OF NEW YORK MELLON, as Trustee

Name: Title:

[Signature Page to [ 🌑 ] Supplemental Indenture]

EXHIBIT A-1

FORM OF NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

No.	$

CUSIP: [ 🌑 ]

ISIN: [ 🌑 ]

CHENIERE ENERGY, INC.

[ 🌑 ]% SENIOR NOTES DUE 20[ 🌑 ]

CHENIERE ENERGY, INC., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of [ ] U.S. dollars ($[ ]), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Global Note]*, on [ 🌑 ] in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of [ 🌑 ]% payable on [ 🌑 ] and [ 🌑 ] of each year, to the person in whose name the Note is registered at the close of business on the record date for such interest, which shall be the preceding [ 🌑 ] and [ 🌑 ], respectively, payable commencing on [ 🌑 ], with interest accruing from [ 🌑 ], or the most recent date to which interest shall have been paid.

*	To be included in a Global Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Note are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Note is issued in respect of a series of Notes of an initial aggregate principal amount of $[ 🌑 ] designated as the [ 🌑 ]% Senior Notes due 20[ 🌑 ] of the Issuer (the “[ 🌑 ]% Series Notes”) and is governed by the Indenture dated as of September 22, 2020 (the “Base Indenture”), duly executed and delivered by the Issuer, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented by the [ 🌑 ] Supplemental Indenture dated as of [ 🌑 ], duly executed by the Issuer, the Subsidiary Guarantors party thereto and the Trustee (the “[ 🌑 ] Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Note shall in all respects be entitled to the same benefits as Definitive Notes under the Indenture.

A-1-1

Upon registration of the Notes in accordance with the applicable registration rights agreement, if and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been signed manually, electronically or by facsimile by the Trustee under the Indenture.

A-1-2

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed.

Dated: [ 🌑 ]

CHENIERE ENERGY, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Authorized Signatory

A-1-3

[REVERSE OF NOTE]

CHENIERE ENERGY, INC.

[ 🌑 ]% SENIOR NOTES DUE 20[ 🌑 ]

This Note is one of a duly authorized series of the [ 🌑 ]% Series Notes hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the [ 🌑 ]% Series Notes.

1.	Interest.

The Issuer promises to pay interest in cash on the principal amount of this Note at the rate of [ 🌑 ]% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.

Interest on the notes will accrue at the rate of [ 🌑 ]% per annum. Interest on the notes will be payable semiannually in arrears on [ 🌑 ] and [ 🌑 ] of each year, commencing on [ 🌑 ] , to the holders of record of those notes at the close of business on the immediately preceding [ 🌑 ] or                 [ 🌑 ], as applicable. Additional interest may accrue on the notes in certain circumstances pursuant to the Registration Rights Agreement, and references to interest payable on the notes in this Note shall include such additional interest. Interest on the notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from and including the issue date of the notes. Interest on the notes will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Principal of, premium, if any, and interest on the notes will be payable at the office or agency of the Issuer maintained for such purpose or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency will be the office of the Trustee maintained for such purpose. If the due date for any payment in respect of the notes is not a Business Day at the place at which such payment is due to be paid, the holder thereof will not be entitled to payment of the amount due until the next succeeding Business Day at such place, and will not be entitled to any interest or other payment as a result of any such delay.

2.	Method of Payment.

The Issuer shall pay interest on the [ 🌑 ]% Series Notes (except Defaulted Interest) and Additional Interest, if any, to the persons who are the registered Holders at the close of business on [ 🌑 ] and [ 🌑 ] immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such [ 🌑 ]% Series Notes may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The

A-1-1

Issuer shall pay principal, premium, if any, and interest and Additional Interest, if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Global Note (including principal, premium, if any, interest and Additional Interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in respect of [ 🌑 ]% Series Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Issuer maintained for such purpose, which initially will be at the corporate trust office of the Trustee located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, or, at the option of the Issuer, payment of interest or Additional Interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on [ 🌑 ]% Series Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Note to a Paying Agent to collect payment of principal.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Issuer may act as Paying Agent.

4.	Indenture.

This Note is one of a duly authorized issue of Notes of the Issuer issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the [ 🌑 ]% Series Notes include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the [ 🌑 ] Supplemental Indenture. The [ 🌑 ]% Series Notes are subject to all such terms (including the Guarantees set forth in Article X of the Base Indenture), and Holders of [ 🌑 ]% Series Notes are referred to the Base Indenture, the [ 🌑 ] Supplemental Indenture and the TIA for a statement of them. The [ 🌑 ]% Series Notes will initially be secured on a first-priority basis with the First Lien Obligations pursuant to Collateral Documents referred to in the Indenture and are limited to an initial aggregate principal amount of $[ 🌑 ]; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the [ 🌑 ] Supplemental Indenture.

5.	Redemption.

At any time prior to [ 🌑 ], the Issuer may on any one or more occasions redeem up to [ 🌑 ]% of the aggregate principal amount of the [ 🌑 ]% Series Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price of [ 🌑 ]% of the principal amount of the [ 🌑 ]% Series Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the

A-1-2

relevant Interest Payment Date), with the proceeds of one or more Equity Offerings; provided that:

(1)

at least [ 🌑 ]% of the aggregate principal amount of the [ 🌑 ]% Series Notes issued on the Issue Date (excluding [ 🌑 ]% Series Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

At any time prior to [ 🌑 ], the Issuer may on any one or more occasions redeem all or a part of the [ 🌑 ]% Series Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of [ 🌑 ]% Series Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

Except pursuant to the preceding two paragraphs, the [ 🌑 ]% Series Notes will not be redeemable at the Issuer’s option prior to [ 🌑 ]. The Issuer is not prohibited, however, from acquiring the [ 🌑 ]% Series Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

On or after [ 🌑 ], the Issuer may on any one or more occasions redeem all or a part of the [ 🌑 ]% Series Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the [ 🌑 ]% Series Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on [ 🌑 ] of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date):

Year	Percentage
[ 🌑 ]	[	🌑 ]%
[ 🌑 ]	[	🌑 ]%
[ 🌑 ] and thereafter	[	🌑 ]%

[ 🌑 ]% Series Notes called for redemption become due on the redemption date. Notices of redemption will be mailed, or delivered electronically if the Notes are held at DTC, at least 10 but not more than 60 days before the redemption date to each Holder of the [ 🌑 ]% Series Notes to be redeemed at its registered address. The notice of redemption for the [ 🌑 ]% Series Notes will state, among other things, the amount of [ 🌑 ]% Series Notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of [ 🌑 ]% Series Notes to be redeemed. Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent. Unless we default in payment of the redemption price, interest will cease to accrue on any [ 🌑 ]% Series Notes that have been called for redemption on the redemption date. For purposes of determining the redemption price, the following definitions are applicable:

A-1-3

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(1)	1.0% of the principal amount of such note; or

(2)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of such [ 🌑 ]% Series Notes at [ 🌑 ] (such redemption prices being set forth in the tables appearing above) plus (ii) all required remaining scheduled interest payments due on such note through [ 🌑 ] (in each case excluding accrued but unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield as of such redemption date plus [ 🌑 ] basis points; over

(b)	the principal amount of the note.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the [ 🌑 ]% Series Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the [ 🌑 ]% Series Notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such [ 🌑 ]% Series Notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means [ 🌑 ] and its successors or, if such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Reference Treasury Dealer” means [ 🌑 ] and four additional primary U.S. government securities dealers (each, a “Primary Treasury Dealer”) selected by the Issuer; provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

A-1-4

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the [ 🌑 ]% Series Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the [ 🌑 ]% Series Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

The Trustee shall have no obligation to calculate any redemption price or any component thereof in respect of the Notes and the Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate delivered by the Issuer that specifies any redemption price.

6.	Repurchase of Notes at the Option of the Holders upon Change of Control Triggering Event and Asset Sale Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture. In accordance with Section 4.09 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain Asset Sale Triggering Events.

The Trustee shall have no obligation to determine whether or not a Change of Control Triggering Event or any component thereof has occurred or is continuing.

7.	Denominations; Transfer; Exchange.

The [ 🌑 ]% Series Notes are to be issued in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer of, or exchange, [ 🌑 ]% Series Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

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8.	Person Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

9.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes of each series affected. Without consent of any Holder of a Note, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any [ 🌑 ]% Series Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other [ 🌑 ]% Series Notes.

10.	Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of [ 🌑 ], between the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Subsidiary Guarantors, if any, and the other parties thereto, relating to rights given by the Issuer and the Subsidiary Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Issuer and the Subsidiary Guarantors to the extent provided therein.

11.	Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the [ 🌑 ]% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the [ 🌑 ]% Series Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the [ 🌑 ]% Series Notes then outstanding may declare the principal amount of all the [ 🌑 ]% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding [ 🌑 ]% Series Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a

A-1-6

court already rendered and if all Events of Default with respect to the [ 🌑 ]% Series Notes, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of [ 🌑 ]% Series Notes may not enforce the Indenture or the [ 🌑 ]% Series Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the [ 🌑 ]% Series Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the [ 🌑 ]% Series Notes then outstanding may direct the Trustee in its exercise of any trust or power.

12.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

13.	Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

14.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

15.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the [ 🌑 ]% Series Notes as a convenience to the Holders of the [ 🌑 ]% Series Notes. No representation is made as to the accuracy of such number as printed on the [ 🌑 ]% Series Notes and reliance may be placed only on the other identification numbers printed hereon.

16.	Absolute Obligation.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

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17.	No Recourse.

No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer shall have any personal liability in respect of the obligations of the Issuer under the [ 🌑 ]% Series Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the [ 🌑 ]% Series Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the [ 🌑 ]% Series Notes.

18.	Governing Law.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT -

(Cust.)

TEN ENT - as tenants by entireties	Custodian for:

(Minor)

JT TEN - as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of

(State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

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ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated	Registered Holder

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OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.08	☐ Section 4.09
[Change of Control]	[Asset Sale]

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or 4.09 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on the face of this Note)

Tax Identification No:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

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SCHEDULE OF INCREASES OR DECREASES

IN GLOBAL NOTE*

The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary

*	To be included in a Global Note.

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EXHIBIT A-2

FORM OF NOTE

[FACE OF NOTE]

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture] [Insert the Regulation S Temporary Global Note Legend, if applicable pursuant to the provisions of the Indenture]

No.	$
CUSIP: [ 🌑 ]
ISIN: [ 🌑 ]

CHENIERE ENERGY, INC.

[ 🌑 ]% SENIOR NOTES DUE 20[ 🌑 ]

CHENIERE ENERGY, INC., a Delaware corporation (the “Issuer,” which term includes any successor under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co.* or its registered assigns, the principal sum of [     ] U.S. dollars ($[         ]), [or such greater or lesser principal sum as is shown on the attached Schedule of Increases and Decreases in Regulation S Temporary Global Note]*, on [ 🌑 ] in such coin and currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, and to pay interest thereon at an annual rate of [ 🌑 ]% payable on [ 🌑 ] and [ 🌑 ] of each year, to the person in whose name the Note is registered at the close of business on the record date for such interest, which shall be the preceding [ 🌑 ] and [ 🌑 ], respectively, payable commencing on [ 🌑 ], with interest accruing from [ 🌑 ], or the most recent date to which interest shall have been paid.

*	To be included in a Global Note.

Reference is made to the further provisions of this Note set forth on the reverse hereof. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

The statements in the legends set forth in this Note are an integral part of the terms of this Note and by acceptance hereof the Holder of this Note agrees to be subject to, and bound by, the terms and provisions set forth in each such legend.

This Note is issued in respect of a series of Notes of an initial aggregate principal amount of $[ 🌑 ] designated as the [ 🌑 ]% Senior Notes due 20[ 🌑 ] of the Issuer (the “[ 🌑 ]% Series Notes”) and is governed by the Indenture dated as of September 22, 2020 (the “Base Indenture”),

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duly executed and delivered by the Issuer, as issuer, and The Bank of New York Mellon, as trustee (the “Trustee”) as supplemented by the [ 🌑 ] Supplemental Indenture dated as of [ 🌑 ], duly executed by the Issuer, the Subsidiary Guarantors party thereto and the Trustee (the “[ 🌑 ] Supplemental Indenture”, and together with the Base Indenture, the “Indenture”). The terms of the Indenture are incorporated herein by reference. This Note shall in all respects be entitled to the same benefits as Definitive Notes under the Indenture.

Upon registration of the Notes in accordance with the applicable registration rights agreement, if and to the extent any provision of the Indenture limits, qualifies or conflicts with any other provision of the Indenture that is required to be included in the Indenture or is deemed applicable to the Indenture by virtue of the provisions of the Trust Indenture Act of 1939, as amended (the “TIA”), such required provision shall control.

This Note shall not be valid or become obligatory for any purpose until the Trustee’s Certificate of Authentication hereon shall have been signed manually, electronically or by facsimile by the Trustee under the Indenture.

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IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed.

Dated: [ 🌑 ]

CHENIERE ENERGY, INC.

By:

Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION:

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON,

as Trustee

By:
Authorized Signatory

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[REVERSE OF NOTE]

CHENIERE ENERGY, INC.

[ 🌑 ]% SENIOR NOTES DUE 20[ 🌑 ]

This Note is one of a duly authorized series of the [ 🌑 ]% Series Notes hereinafter specified, all issued or to be issued under and pursuant to the Indenture, to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Issuer and the Holders of the [ 🌑 ]% Series Notes.

1.	Interest.

The Issuer promises to pay interest in cash on the principal amount of this Note at the rate of [ 🌑 ]% per annum until maturity and shall pay the Additional Interest, if any, payable pursuant to Section 6 of the Registration Rights Agreement referred to below.

The Issuer will pay interest and Additional Interest, if any, semi-annually in arrears on [ 🌑 ] and [ 🌑 ] of each year or if such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”), commencing [ 🌑 ]. Interest on the [ 🌑 ]% Series Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid on the Notes, from [ 🌑 ]. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months. The Issuer shall pay interest (including post-petition interest in any proceeding under any applicable bankruptcy laws) on overdue installments of interest (without regard to any applicable grace period) and on overdue principal and premium, if any, from time to time on demand at the same rate per annum, in each case to the extent lawful.

Until this Regulation S Temporary Global Note is exchanged for one or more Regulation S Permanent Global Note, the Holder hereof shall not be entitled to receive payments of interest hereon; until so exchanged in full, this Regulation S Temporary Global Note shall in all other respects be entitled to the same benefits as other Notes under the Indenture.

2.	Method of Payment.

The Issuer shall pay interest on the [ 🌑 ]% Series Notes (except Defaulted Interest) and Additional Interest, if any, to the persons who are the registered Holders at the close of business on [ 🌑 ] and [ 🌑 ] immediately preceding the Interest Payment Date. Any such interest not so punctually paid or duly provided for (“Defaulted Interest”) may be paid to the persons who are registered Holders at the close of business on a special record date for the payment of such Defaulted Interest, or in any other lawful manner not inconsistent with the requirements of any securities exchange on which such [ 🌑 ]% Series Notes may then be listed if such manner of payment shall be deemed practicable by the Trustee, as more fully provided in the Indenture. The Issuer shall pay principal, premium, if any, and interest and Additional Interest, if any, in such coin or currency of the United States of America as at the time of payment shall be legal tender for payment of public and private debts. Payments in respect of a Regulation S Temporary Global Note (including principal, premium, if any, interest and Additional Interest) will be made by wire transfer of immediately available funds to the accounts specified by the Depositary. Payments in

Exhibit A-2-1

respect of [ 🌑 ]% Series Notes in definitive form (including principal, premium, if any, and interest) will be made at the office or agency of the Issuer maintained for such purpose, which initially will be at the corporate trust office of the Trustee located at 500 Ross Street, 12th Floor, Pittsburgh, Pennsylvania 15262, or, at the option of the Issuer, payment of interest or Additional Interest may be made by check mailed to the Holders on the relevant record date at their addresses set forth in the register of Holders maintained by the Registrar or at the option of the Holder, payment of interest on [ 🌑 ]% Series Notes in definitive form will be made by wire transfer of immediately available funds to any account maintained in the United States, provided such Holder has requested such method of payment and provided timely wire transfer instructions to the Paying Agent. The Holder must surrender this Note to a Paying Agent to collect payment of principal.

3.	Paying Agent and Registrar.

Initially, The Bank of New York Mellon will act as Paying Agent and Registrar. The Issuer may change any Paying Agent or Registrar at any time upon notice to the Trustee and the Holders. The Issuer may act as Paying Agent.

4.	Indenture.

This Note is one of a duly authorized issue of Notes of the Issuer issued and to be issued in one or more series under the Indenture.

Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the [ 🌑 ]% Series Notes include those stated in the Base Indenture, those made part of the Indenture by reference to the TIA, as in effect on the date of the Base Indenture, and those terms stated in the [ 🌑 ] Supplemental Indenture. The [ 🌑 ]% Series Notes are subject to all such terms (including the Guarantees set forth in Article X of the Base Indenture), and Holders of [ 🌑 ]% Series Notes are referred to the Base Indenture, the [ 🌑 ] Supplemental Indenture and the TIA for a statement of them. The [ 🌑 ]% Series Notes will initially be secured on a first-priority basis with the First Lien Obligations pursuant to Collateral Documents referred to in the Indenture and are limited to an initial aggregate principal amount of $[ 🌑 ]; provided, however, that the authorized aggregate principal amount of such series may be increased from time to time as provided in the [ 🌑 ] Supplemental Indenture.

5.	Redemption.

At any time prior to [ 🌑 ] the Issuer may on any one or more occasions redeem up to [ 🌑 ]% of the aggregate principal amount of the [ 🌑 ]% Series Notes, upon not less than 10 nor more than 60 days’ notice, at a redemption price of [ 🌑 ]% of the principal amount of the [ 🌑 ]% Series Notes redeemed, plus accrued and unpaid interest, if any, to but excluding the redemption date (subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date), with the proceeds of one or more Equity Offerings; provided that:

(3)

at least [ 🌑 ]% of the aggregate principal amount of the [ 🌑 ]% Series Notes issued on the Issue Date (excluding [ 🌑 ]% Series Notes held by the Issuer and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

Exhibit A-2-2

(4)	the redemption occurs within 120 days of the date of the closing of such Equity Offering.

At any time prior to [ 🌑 ], the Issuer may on any one or more occasions redeem all or a part of the [ 🌑 ]% Series Notes, upon not less than 10 nor more than 60 days’ prior notice, at a redemption price equal to 100% of the principal amount of [ 🌑 ]% Series Notes redeemed, plus the Applicable Premium as of, and accrued and unpaid interest, if any, to but excluding, the redemption date, subject to the rights of Holders on the relevant record date to receive interest due on the relevant Interest Payment Date.

Except pursuant to the preceding two paragraphs, the [ 🌑 ]% Series Notes will not be redeemable at the Issuer’s option prior to [ 🌑 ]. The Issuer is not prohibited, however, from acquiring the [ 🌑 ]% Series Notes in market transactions by means other than a redemption, whether pursuant to a tender offer or otherwise.

On or after [ 🌑 ], the Issuer may on any one or more occasions redeem all or a part of the [ 🌑 ]% Series Notes upon not less than 10 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below, plus accrued and unpaid interest, if any, on the [ 🌑 ]% Series Notes redeemed, to but excluding the applicable redemption date, if redeemed during the 12-month period beginning on [ 🌑 ] of the years indicated below (subject to the rights of Holders on the relevant record date to receive interest on the relevant Interest Payment Date):

Year	Percentage
[ 🌑 ]	[ 🌑 ]%
[ 🌑 ]	[ 🌑 ]%
[ 🌑 ] and thereafter	[ 🌑 ]%

[ 🌑 ]% Series Notes called for redemption become due on the redemption date. Notices of redemption will be mailed, or delivered electronically if the Notes are held at DTC, at least 10 but not more than 60 days before the redemption date to each Holder of the [ 🌑 ]% Series Notes to be redeemed at its registered address. The notice of redemption for the [ 🌑 ]% Series Notes will state, among other things, the amount of [ 🌑 ]% Series Notes to be redeemed, the redemption date, the method of calculating the redemption price and each place that payment will be made upon presentation and surrender of [ 🌑 ]% Series Notes to be redeemed. Any redemption and notice of redemption may, at the Issuer’s discretion, be subject to the satisfaction of one or more conditions precedent. Unless we default in payment of the redemption price, interest will cease to accrue on any [ 🌑 ]% Series Notes that have been called for redemption on the redemption date. For purposes of determining the redemption price, the following definitions are applicable:

“Applicable Premium” means, with respect to any note on any redemption date, the greater of:

(3)	1.0% of the principal amount of such note; or

Exhibit A-2-3

(4)	the excess of:

(a)

the present value at such redemption date of (i) the redemption price of such [ 🌑 ]% Series Notes at [ 🌑 ] (such redemption prices being set forth in the tables appearing above) plus (ii) all required remaining scheduled interest payments due on such note through [ 🌑 ] (in each case excluding accrued but unpaid interest to but excluding the redemption date), computed using a discount rate equal to the Treasury Yield as of such redemption date plus [ 🌑 ] basis points; over

(b)	the principal amount of the note.

“Comparable Treasury Issue” means the United States Treasury security selected by the Independent Investment Banker as having a maturity comparable to the remaining term of the [ 🌑 ]% Series Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the [ 🌑 ]% Series Notes to be redeemed; provided, however, that if no maturity is within three months before or after the maturity date for such [ 🌑 ]% Series Notes, yields for the two published maturities most closely corresponding to such United States Treasury security will be determined and the treasury rate will be interpolated or extrapolated from those yields on a straight line basis rounding to the nearest month.

“Comparable Treasury Price” means, with respect to any redemption date, (a) the average of the Reference Treasury Dealer Quotations for the redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (b) if the Independent Investment Banker obtains fewer than four Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means [ 🌑 ] and its successors or, if such firm is not willing and able to select the applicable Comparable Treasury Issue, an independent investment banking institution of national standing appointed by the Issuer.

“Reference Treasury Dealer” means [ 🌑 ] and four additional primary U.S. government securities dealers (each, a “Primary Treasury Dealer”) selected by the Issuer; provided, however, that if such firm or any such successor, as the case may be, shall cease to be a primary U.S. government securities dealer, the Issuer will substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date for the [ 🌑 ]% Series Notes, an average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the [ 🌑 ]% Series Notes to be redeemed (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

Exhibit A-2-4

“Treasury Yield” means, with respect to any redemption date, (a) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue; or (b) if the release (or any successor release) is not published during the week preceding the calculation date or does not contain these yields, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third business day immediately preceding such redemption date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the applicable Comparable Treasury Price for such redemption date.

The Trustee shall have no obligation to calculate any redemption price or any component thereof in respect of the Notes and the Trustee shall be entitled to receive and conclusively rely upon an Officer’s Certificate delivered by the Issuer that specifies any redemption price.

6.	Repurchase of Notes at the Option of the Holders upon Change of Control Triggering Event and Asset Sale Triggering Event

Upon the occurrence of a Change of Control Triggering Event, each Holder shall have the right, subject to certain conditions specified in the Indenture, to require the Issuer to repurchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, on the Notes repurchased to, but excluding, the date of purchase (subject to the right of the Holders of record on the relevant record date to receive interest, if any, due on the relevant Interest Payment Date), as provided in, and subject to the terms of, the Indenture. In accordance with Section 4.09 of the Indenture, the Issuer will be required to offer to purchase Notes upon the occurrence of certain Asset Sale Triggering Events.

The Trustee shall have no obligation to determine whether or not a Change of Control Triggering Event or any component thereof has occurred or is continuing.

7.	Denominations; Transfer; Exchange.

The [ 🌑 ]% Series Notes are to be issued in registered form, without coupons, in minimum denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. A Holder may register the transfer of, or exchange, [ 🌑 ]% Series Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture.

8.	Person Deemed Owners.

The registered Holder of a Note may be treated as the owner of it for all purposes.

Exhibit A-2-5

9.	Amendment; Supplement; Waiver.

Subject to certain exceptions, the Indenture, the Notes or the Collateral Documents may be amended or supplemented, and any existing Event of Default or compliance with any provision may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Notes of each series affected. Without consent of any Holder of a Note, the parties thereto may amend or supplement the Indenture to, among other things, cure any ambiguity or omission, to correct any defect or inconsistency, or to make any other change that does not adversely affect the rights of any Holder of a Note. Any such consent or waiver by the Holder of this Note (unless revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders and owners of this Note and any [ 🌑 ]% Series Notes which may be issued in exchange or substitution herefor, irrespective of whether or not any notation thereof is made upon this Note or such other [ 🌑 ]% Series Notes.

10.	Additional Rights of Holders of Restricted Global Notes and Restricted Definitive Notes.

In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes will have all the rights set forth in the Registration Rights Agreement dated as of [ 🌑 ], between the Issuer and the other parties named on the signature pages thereof or, in the case of Additional Notes, Holders of Restricted Global Notes and Restricted Definitive Notes will have the rights set forth in one or more registration rights agreements, if any, among the Issuer, the Subsidiary Guarantors, if any, and the other parties thereto, relating to rights given by the Issuer and the Subsidiary Guarantors, if any, to the purchasers of any Additional Notes (collectively, the “Registration Rights Agreement”). By such Holders’ acceptance of Restricted Global Notes or Restricted Definitive Notes, such Holder acknowledges and agrees to the provisions of the Registration Rights Agreement, including without limitation the obligations of the Holders with respect to indemnification of the Issuer and the Subsidiary Guarantors to the extent provided therein.

11.	Defaults and Remedies.

Certain events of bankruptcy or insolvency are Events of Default that will result in the principal amount of the [ 🌑 ]% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, becoming due and payable immediately upon the occurrence of such Events of Default. If any other Event of Default with respect to the [ 🌑 ]% Series Notes occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33 1/3% in aggregate principal amount of the [ 🌑 ]% Series Notes then outstanding may declare the principal amount of all the [ 🌑 ]% Series Notes, together with premium, if any, and accrued and unpaid interest thereon, to be due and payable immediately in the manner and with the effect provided in the Indenture. Notwithstanding the preceding sentence, however, if at any time after such a declaration of acceleration has been made, the Holders of a majority in principal amount of the outstanding [ 🌑 ]% Series Notes, by written notice to the Trustee, may rescind such declaration and annul its consequences if the rescission would not conflict with any judgment or decree of a court already rendered and if all Events of Default with respect to the [ 🌑 ]% Series Notes, other than the nonpayment of the principal, premium, if any, or interest which has become due solely by such declaration acceleration, shall have been cured or shall have been waived. No such rescission shall affect any subsequent default or shall impair any right consequent thereon. Holders of [ 🌑 ]% Series Notes may not enforce the Indenture or the [ 🌑 ]% Series Notes except as provided in the Indenture. The Trustee may require indemnity or security satisfactory to it before it enforces the Indenture or the [ 🌑 ]% Series Notes. Subject to certain limitations, Holders of a majority in aggregate principal amount of the [ 🌑 ]% Series Notes then outstanding may direct the Trustee in its exercise of any trust or power.

Exhibit A-2-6

This Regulation S Temporary Global Note is exchangeable in whole or in part for one or more Global Notes only (i) on or after the termination of the 40-day distribution compliance period (as defined in Regulation S) and (ii) upon presentation of certificates (accompanied by an Opinion of Counsel, if applicable) required by Article 2 of the Indenture. Upon exchange of this Regulation S Temporary Global Note for one or more Global Notes, the Trustee shall cancel this Regulation S Temporary Global Note.

12.	Trustee Dealings with Issuer.

The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Issuer or its Affiliates, and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.

13.	Authentication.

This Note shall not be valid until the Trustee signs the certificate of authentication on the other side of this Note.

14.	Abbreviations and Defined Terms.

Customary abbreviations may be used in the name of a Holder of a Note or an assignee, such as: TEN COM (tenant in common), TEN ENT (tenants by the entireties), JT TEN (joint tenants with right of survivorship and not as tenants in common), CUST (Custodian), and U/G/M/A (Uniform Gifts to Minors Act).

15.	CUSIP Numbers.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the [ 🌑 ]% Series Notes as a convenience to the Holders of the [ 🌑 ]% Series Notes. No representation is made as to the accuracy of such number as printed on the [ 🌑 ]% Series Notes and reliance may be placed only on the other identification numbers printed hereon.

16.	Absolute Obligation.

No reference herein to the Indenture and no provision of this Note or the Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note in the manner, at the respective times, at the rate and in the coin or currency herein prescribed.

Exhibit A-2-7

17.	No Recourse.

No past, present or future director, officer, employee, incorporator, member, partner or equity holder of the Issuer shall have any personal liability in respect of the obligations of the Issuer under the [ 🌑 ]% Series Notes, the Indenture or any Guarantee or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting the [ 🌑 ]% Series Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the [ 🌑 ]% Series Notes.

18.	Governing Law.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

ABBREVIATIONS

The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM—as tenants in common	UNIF GIFT MIN ACT -
(Cust.)
TEN ENT—as tenants by entireties	Custodian for:
(Minor)
JT TEN—as joint tenants with right of survivorship and not as tenants in common	Under Uniform Gifts to Minors Act of
(State)

ADDITIONAL ABBREVIATIONS MAY ALSO BE USED THOUGH NOT IN THE ABOVE LIST.

Exhibit A-2-8

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

Please print or type name and address including postal zip code of assignee:

the within Note and all rights thereunder, hereby irrevocably constituting and appointing to transfer said Note on the books of the Issuer, with full power of substitution in the premises.

Dated	Registered Holder

Exhibit A-2-9

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.08 or Section 4.09 of the Indenture, check the appropriate box below:

☐ Section 4.08	☐ Section 4.09
[Change of Control]	[Asset Sale]

If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.08 or 4.09 of the Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:

(Sign exactly as your name appears on the face of this Note)

Tax Identification No:
Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

Exhibit A-2-10

SCHEDULE OF INCREASES OR DECREASES

IN THE REGULATION S TEMPORARY GLOBAL NOTE*

The following increases or decreases in this Regulation S Temporary Global Note have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Global Note	Amount of Increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease (or increase)	Signature of authorized signatory of Trustee or Depositary

*	To be included in a Global Note.

Exhibit A-2-11

EXHIBIT B

FORM OF CERTIFICATE OF TRANSFER

The Bank of New York Mellon, as Trustee

240 Greenwich Street

New York, New York 10286

cc:	Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Re:	[ 🌑 ]% Senior Notes due [ 🌑 ] issued by Cheniere Energy, Inc.

Reference is hereby made to the Indenture, dated as of September 22, 2020, as supplemented by the [ 🌑 ] supplemental indenture dated as of [ 🌑 ], (the “Indenture”), among Cheniere Energy, Inc., as issuer (the “Issuer”) and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

_______________________, (the “Transferor”) owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $_______ in such Note[s] or interests (the “Transfer”), to ______________________ (the “Transferee”), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:

[CHECK ALL THAT APPLY]

1.

☐ Check if Transferee will take delivery of a beneficial interest in the Rule 144A Global Note or a Restricted Definitive Note pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A, and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Rule 144A Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

2.

☐ Check if Transferee will take delivery of a beneficial interest in the Regulation S Temporary Global Note, the Regulation S Permanent Global Note or a Restricted Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the

Exhibit B-1

Transferor hereby further certifies that (i) the Transfer is not being made to a Person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act, (iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, (x) the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than the Initial Purchasers) and (y) the interest transferred will be held immediately thereafter through Euroclear or Clearstream. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Permanent Global Note, the Regulation S Temporary Global Note and/or the Restricted Definitive Note and in the Indenture and the Securities Act.

3.

☐ Check and complete if Transferee will take delivery of a beneficial interest in a Restricted Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):

a.	☐ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

or

b. ☐ such Transfer is being effected to the Issuer or a subsidiary thereof;

or

c. ☐ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

or

d. ☐ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144, Rule 903 or Rule 904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption

Exhibit B-2

claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit G to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Restricted Definitive Notes and in the Indenture and the Securities Act.

4.	☐ Check IF TRANSFEREE WILL TAKE DELIVERY OF A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL NOTE OR OF AN UNRESTRICTED DEFINITIVE NOTE.

a. ☐ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

b. ☐ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.

c. ☐ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

Exhibit B-3

[Insert Name of Transferor]

By:

Name:
Title:

Dated:

Exhibit B-4

ANNEX A TO CERTIFICATE OF TRANSFER

(a)	The Transferor owns and proposes to transfer the following:

[CHECK ONE OF (a) OR (b)]

	(1)	☐ a beneficial interest in the:

(i) ☐ Rule 144A Global Note (CUSIP __________), or

(ii) ☐ Regulation S Global Note (CUSIP __________); or

(iii) ☐ IAI Global Note (CUSIP __________); or

	(2)	☐ a Restricted Definitive Note.

(b)	After the Transfer the Transferee will hold:

[CHECK ONE]

	(1)	☐ a beneficial interest in the:

(i) ☐ Rule 144A Global Note (CUSIP __________), or

(ii) ☐ Regulation S Global Note (CUSIP __________); or

(iii) ☐ IAI Global Note (CUSIP __________); or

(iv) ☐ Unrestricted Global Note (CUSIP __________).

	(2)	☐ Restricted Definitive Note; or

	(3)	☐ an Unrestricted Definitive Note,

in accordance with the terms of the Indenture.

Exhibit B-5

EXHIBIT C

FORM OF CERTIFICATE OF EXCHANGE

The Bank of New York Mellon, as Trustee

240 Greenwich Street

New York, New York 10286

cc:	Cheniere Energy, Inc.

700 Milam Street, Suite 1900

Houston, TX 77002

Re: [ 🌑 ]% Senior Notes due [ 🌑 ] issued by Cheniere Energy, Inc.

(CUSIP __________)

Reference is hereby made to the Indenture, dated as of September 22, 2020, as supplemented by the [ 🌑 ] supplemental indenture dated as of [ 🌑 ] (the “Indenture”), among Cheniere Energy, Inc., as issuer (the “Issuer”), and The Bank of New York Mellon, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.

__________________, (the “Owner”) owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the “Exchange”). In connection with the Exchange, the Owner hereby certifies that:

1.	Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

a. ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the Securities Act of 1933, as amended (the “Securities Act”), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

b. ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

Exhibit C-1

c. ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

d. ☐ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner’s Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner’s own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.

2.	Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes

a. ☐ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner’s beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner’s own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.

b. ☐ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner’s Restricted Definitive Note for a beneficial interest in the [CHECK ONE] ☐ Rule 144A Global Note or ☐ Regulation S Global Note or ☐ IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner’s own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

Exhibit C-2

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer.

[Insert Name of Transferor]

By:

Name:
Title:

Exhibit C-3

EXHIBIT D

FORM OF SUPPLEMENTAL INDENTURE

FOR ADDITIONAL GUARANTORS

[ 🌑 ] SUPPLEMENTAL INDENTURE (this “[ 🌑 ] Supplemental Indenture”), dated as of                 , 20    , among [__________] (the “Additional Guarantor”), a subsidiary of Cheniere Energy, Inc. (or its permitted successor), a Delaware corporation (the “Issuer”), the Issuer[, the other Subsidiary Guarantors (as defined in the Indenture referred to herein)] and The Bank of New York Mellon, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S E T H

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of September 22 2020 providing for the issuance of the Notes (as defined in the Indenture);

WHEREAS, the Indenture provides that under certain circumstances the Additional Guarantor shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Additional Guarantor shall unconditionally guarantee all of the Issuer’s obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Issuer has requested and hereby requests that the Trustee join in the execution of this [ 🌑 ] Supplemental Indenture and the Trustee is authorized to execute and deliver this [ 🌑 ] Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Additional Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. Guarantee. The Additional Guarantor hereby provides an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article X thereof.

3. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Additional Guarantor, as such, shall have any liability for any obligations of the Issuer or any Additional Guarantor under the Notes, any Note Guarantees, the Indenture or this [ 🌑 ] Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4. NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS [ 🌑 ] SUPPLEMENTAL INDENTURE.

D-1

Counterpart Originals. This [ 🌑 ] Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this [ 🌑 ] Supplemental Indenture and of signature pages that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall constitute effective execution and delivery of this [ 🌑 ] Supplemental Indenture for all purposes. Signatures of the parties hereto that are executed by manual signatures that are scanned, photocopied or faxed or by other electronic signing created on an electronic platform (such as DocuSign) or by digital signing (such as Adobe Sign), in each case that is approved by the Trustee, shall be deemed to be their original signatures for all purposes of this [ 🌑 ] Supplemental Indenture as to the parties hereto and may be used in lieu of the original.

4.

Anything in this [ 🌑 ] Supplemental Indenture or the Notes to the contrary notwithstanding, for the purposes of the transactions contemplated by this [ 🌑 ] Supplemental Indenture, the Notes and any document to be signed in connection with the Indenture, this [ 🌑 ] Supplemental Indenture or the Notes (including amendments, waivers, consents and other modifications, Officer’s Certificates, Issuer Orders and Opinions of Counsel and other issuance, authentication and delivery documents) or the transactions contemplated hereby may be signed by manual signatures that are scanned, photocopied or faxed or other electronic signatures created on an electronic platform (such as DocuSign) or by digital signature (such as Adobe Sign), in each case that is approved by the Trustee, and contract formations on electronic platforms approved by the Trustee, and the keeping of records in electronic form, are hereby authorized, and each shall be of the same legal effect, validity or enforceability as a manually executed signature in ink or the use of a paper-based recordkeeping system, as the case may be.

5. Table of Contents, Headings, etc.. The table of contents and headings of the Articles and Sections of this [ 🌑 ] Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

6. Trust Indenture Act Controls. Upon registration of the Notes in accordance with the Registration Rights Agreement, if any provision of this [ 🌑 ] Supplemental Indenture limits, qualifies, or conflicts with another provision that is required to be included in the Indenture by the TIA, the required provision shall control.

7. Ratification of Base Indenture. The Indenture, as supplemented by this Supplemental Indenture, is in all respects except as modified by this [ 🌑 ] Supplemental Indenture ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

8. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Issuer and the Additional Guarantors, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity, adequacy or sufficiency of this [ 🌑 ] Supplemental Indenture

D-2

IN WITNESS WHEREOF, the parties hereto have caused this [ 🌑 ] Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated                 , 20___

[ADDITIONAL GUARANTOR]

Name:
Title:

CHENIERE ENERGY, INC.

Name:
Title:

[EXISTING GUARANTORS]

Name:
Title:

THE BANK OF NEW YORK MELLON, as Trustee

Name:
Title:

Exhibit D-1